UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Filed by a Party other than the Registrant	☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

MoonLake Immunotherapeutics

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Dorfstrasse 29, Zug, Switzerland 6300
NOTICE OF THE 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 4, 2026
To the Shareholders of MoonLake Immunotherapeutics:
NOTICE IS HEREBY GIVEN, that MoonLake Immunotherapeutics (the “Company”) will hold its 2026 Annual General Meeting of Shareholders (the “Annual Meeting”) on Thursday, June 4, 2026, at 8:00 a.m. Eastern Time at the offices of Gibson, Dunn & Crutcher LLP, located at 200 Park Avenue, New York, New York 10166. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):
(1)	To elect the Class I director nominee named in the Proxy Statement to serve until the 2029 Annual General Meeting of Shareholders and until his successor is duly elected and qualified;
(2)	To ratify, by ordinary resolution, the selection of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026;
(3)	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers;
(4)	To approve an amendment and restatement of the Company’s 2022 Equity Incentive Plan; and
(5)	To transact any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.
The Board of Directors has fixed April 9, 2026 as the record date. Only shareholders of record at the close of business on that date will be entitled to notice of, and to attend and vote at the Annual Meeting or any adjournment or postponement thereof.
By Order of the Board of Directors,

/s/ Dr. Jorge Santos da Silva
Dr. Jorge Santos da Silva
Chief Executive Officer

Zug, Switzerland
April 21, 2026
Whether or not you expect to attend the Annual Meeting, please vote as promptly as possible in order to ensure your representation at the Annual Meeting. You may vote online or, if you requested printed copies of the proxy materials, by telephone or by using the proxy card or voting instruction form provided with the printed proxy materials.

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LEGAL MATTERS
Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual General Meeting of Shareholders to Be Held on June 4, 2026. The Proxy Statement and Annual Report for the year ended December 31, 2025 are available at www.proxyvote.com.
Forward-Looking Statements. The Proxy Statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical fact included in the Proxy Statement, including statements about the Company’s Board of Directors, corporate governance practices, executive compensation program and equity compensation utilization, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may”, “might”, “will”, “objective”, “intend”, “should”, “could”, “can”, “would”, “expect”, “believe”, “design”, “estimate”, “predict”, “potential”, “plan”, or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results or outcomes to differ materially from the forward-looking statements expressed or implied in the Proxy Statement. Such risks, uncertainties and other factors include those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.
Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.
Use of Trademarks. MoonLake is the trademark of MoonLake Immunotherapeutics. Other names and brands may be claimed as the property of others.
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Dorfstrasse 29, Zug, Switzerland 6300
PROXY STATEMENT

FOR THE 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING
What Is the Purpose of These Proxy Materials?
We are making these proxy materials available to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of MoonLake Immunotherapeutics (“we”, “us”, “our” or the “Company”) for use at the 2026 Annual General Meeting of Shareholders (the “Annual Meeting”) to be held on June 4, 2026 at 8:00 a.m. Eastern Time, or at any other time following adjournment or postponement thereof. You are invited to attend the Annual Meeting at the offices of Gibson, Dunn & Crutcher LLP, located at 200 Park Avenue, New York, New York 10166 and to vote on the proposals described in this Proxy Statement. The proxy materials are first being made available to our shareholders on or about April 21, 2026.
Why Did I Receive a Notice of Internet Availability?
Pursuant to U.S. Securities and Exchange Commission (“SEC”) rules, we are furnishing the proxy materials to our shareholders primarily via the Internet instead of mailing printed copies. This process allows us to expedite our shareholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials and reduce the environmental impact of our Annual Meeting. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”), you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the Annual Meeting via the Internet, how to request a printed set of proxy materials and how to vote your shares.
Who Can Vote?
Only shareholders of record at the close of business on April 9, 2026 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote on the proposals described in this Proxy Statement. At the close of business on the Record Date, 72,852,170 shares of our Class A Ordinary Shares were issued and outstanding. Each Class A Ordinary Share is entitled to one vote on each proposal to be voted on at the Annual Meeting.
What Is the Difference between Holding Shares as a Registered Shareholder and as a Beneficial Owner?
Registered Shareholder: Shares Registered in Your Name
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered to be, with respect to those shares, the registered shareholder, and these proxy materials are being sent directly to you by us.
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If your shares are held by a broker, fiduciary or custodian, you are considered the beneficial owner of shares held in “street name”, and these proxy materials are being forwarded to you from that broker, fiduciary or custodian.
What Am I Voting on?
The proposals to be voted on at the Annual Meeting are as follows:
(1)	Election of the Class I director nominee to serve until the 2029 Annual General Meeting of Shareholders (“Proposal 1”);
(2)	Ratification, by ordinary resolution, of the selection of Baker Tilly US, LLP as the Company’s independent auditor for 2026 (“Proposal 2”);

(3)	Approval of, on a non-binding, advisory basis, the compensation of the Company’s named executive officers (“Proposal 3”); and
(4)	Approval of an amendment and restatement of the Company’s 2022 Equity Incentive Plan (“Proposal 4”).
How Does the Board Recommend That I Vote?
The Board recommends that you vote your shares “FOR” the director nominee in Proposal 1 and “FOR” Proposals 2, 3 and 4.
What If Another Matter Is Properly Brought before the Annual Meeting?
As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the proxy card to vote on such matters in accordance with their best judgment.
What Does It Mean If I Receive More Than One Set of Proxy Materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or held in different accounts. Please cast your vote with respect to each set of proxy materials that you receive to ensure that all of your shares are voted.
How Do I Vote?
Even if you plan to attend the Annual Meeting, we recommend that you also submit your vote as early as possible in advance so that your vote will be counted if you later decide not to, or are unable to, attend the Annual Meeting.
Registered Shareholder: Shares Registered in Your Name
If you are the registered shareholder, you may vote your shares in person at the Annual Meeting or by proxy in advance of the Annual Meeting by Internet (at www.proxyvote.com) or, if you requested paper copies of the proxy materials, by completing and mailing a proxy card or by telephone (at 800-690-6903).
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner, you may direct your broker, fiduciary or custodian how to vote in advance of the Annual Meeting by following the instructions they provide or, if you want to vote your shares in person at the Annual Meeting, you should contact your bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy”.
What Happens If I Do Not Vote?
Registered Shareholder: Shares Registered in Your Name
If you are the registered shareholder and do not vote in one of the ways described above, your shares will not be voted at the Annual Meeting and will not be counted toward the quorum requirement.
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine”. Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, which we refer to as a “broker non-vote”. Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary or custodian how to vote your shares on all proposals to ensure that your vote is counted.
What If I Sign and Return a Proxy Card or Otherwise Vote but Do Not Indicate Specific Choices?
Registered Shareholder: Shares Registered in Your Name
The shares represented by each signed and returned proxy will be voted at the Annual Meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card. However, if you are the registered shareholder and you sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your shares in accordance with the recommendations of the Board. Your shares will be counted toward the quorum requirement.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine”. Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, resulting in a broker non-vote with respect to such proposals.
Can I Change My Vote after I Submit My Proxy?
Registered Shareholder: Shares Registered in Your Name
If you are the registered shareholder, you may revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:
(1)	You may complete and submit a new proxy card, but it must bear a later date than the original proxy card;
(2)	You may submit new proxy instructions via telephone or the Internet;
(3)	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at the address set forth on the first page of this Proxy Statement; or
(4)	You may vote in person at the Annual Meeting. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy.
Your last submitted vote is the one that will be counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner, you must follow the instructions you receive from your broker, fiduciary or custodian with respect to changing your vote.
What Is the Quorum Requirement?
The holders of a majority of the shares outstanding must be present in person or represented by proxy at the Annual Meeting to constitute a quorum. A quorum is required to transact business at the Annual Meeting.
Your shares will be counted toward the quorum only if you submit a valid proxy (or a valid proxy is submitted on your behalf by your broker, fiduciary or custodian) or if you attend the Annual Meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum within 30 minutes of the meeting start time, unless otherwise determined by the Board of Directors, the Annual Meeting will be adjourned to the same day in the next week at the same time and place and, if there is no quorum within 30 minutes of the adjourned meeting start time, the shares present in person or represented by proxy at the adjourned meeting shall constitute a quorum.
How Many Votes Are Required to Approve Each Proposal and How Are Votes Counted?
Votes will be counted by Broadridge Financial Solutions, the Inspector of Elections appointed for the Annual Meeting.
Proposal 1: Election of Director
At the Annual Meeting, the director will be elected by a plurality of the votes cast. This means that the nominee who receives the highest number of votes cast “FOR” is elected as the Class I director. Broker non-votes, if any, and votes that are withheld will not be counted as votes cast on the matter and will have no effect on the outcome of the election. Shareholders do not have cumulative voting rights for the election of directors.
Other Proposals
A simple majority of the votes cast at the Annual Meeting is required to approve Proposals 2, 3 and 4. Broker non-votes, if any, and abstentions will not be counted as votes cast on these matters and will have no effect on the outcome of these matters.
Who May Attend and Participate in the Annual Meeting?
Only shareholders as of the Record Date are entitled to attend the Annual Meeting in person. Attendees should bring the appropriate materials described below in order to be admitted to the meeting.

Natural Persons. If you are a registered shareholder, your name will be on a list, and you will be able to gain entry with a government-issued photo identification, such as a driver’s license, state-issued ID card or passport. If you are the beneficial owner, in order to gain entry you must present a government-issued photo identification and proof of beneficial share ownership as of the Record Date that includes the same name that is on your government-issued photo identification. Acceptable forms of proof of beneficial share ownership include your Notice, a copy of your proxy card or voting instruction form, if you received one, or an account or brokerage statement showing share ownership as of the Record Date.
Entities. If you are a director, officer, trustee or other legal representative of an entity that owns shares of the Company, you must present a government-issued photo identification, evidence that you are authorized to act on behalf of the entity at the Annual Meeting and, if the entity is a beneficial owner, proof of the entity’s beneficial share ownership as of the Record Date.
Non-Shareholders. If you are not a shareholder and are not the representative of an entity that owns shares of the Company, you will be entitled to admission only if you are a proxy holder attending in lieu of a shareholder. To gain entry, you must present a government-issued photo identification and either a valid proxy from a registered shareholder authorizing you to vote the shareholder’s shares or, if you are a proxy holder for a beneficial shareholder, a valid legal proxy from the record holder or the bank, brokerage firm or other nominee that holds shares on behalf of the beneficial shareholder.
The offices of Gibson, Dunn & Crutcher LLP are located at 200 Park Avenue, New York, New York 10166, adjacent to Grand Central Terminal on East 42nd Street and accessible via Metro-North Railroad and various New York City subway lines. All shareholders are directed to the building’s main security desk located on the mezzanine level. Upon presentation of identification and the materials described above, shareholders will be directed to the Gibson, Dunn & Crutcher LLP reception on the 47th floor.
No cameras, video or recording equipment will be permitted at the Annual Meeting. Many cellular phones have built-in digital cameras, and while these phones may be brought into the Annual Meeting, the camera function may not be used at any time. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which will be available to shareholders during the meeting.
Who Is Paying for This Proxy Solicitation?
We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. We may also reimburse brokers, fiduciaries or custodians for the cost of forwarding proxy materials to beneficial owners of shares held in “street name”.
Our employees, officers and directors may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation for any of these services.
How Can I Find out the Voting Results?
We expect to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTOR
The number of directors constituting the Board is currently set at five. Pursuant to the terms of our Memorandum and Articles of Association (“MAA”), at the Annual Meeting, the shareholders will vote to elect the Class I director nominee named in this Proxy Statement to serve until the 2029 Annual General Meeting of Shareholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal. Our Board has nominated Spike Loy for election to our Board. Mr. Loy was most recently elected by shareholders at the 2023 Annual General Meeting of Shareholders. Our director nominee has indicated that he is willing and able to serve as director. However, if he becomes unable or, for good cause, unwilling to serve, proxies may be voted for the election of such other person as shall be designated by our Board, or the Board may decrease the size of the Board.
Information Regarding the Director Nominee and Continuing Directors
Our Board is divided into three classes, with members of each class holding office for staggered three-year terms. There is currently one Class I director, who is up for election at this meeting for a term expiring at the 2029 Annual General Meeting of Shareholders; two Class II directors, whose terms expire at the 2027 Annual General Meeting of Shareholders; and two Class III directors, whose terms expire at the 2028 Annual General Meeting of Shareholders.
Biographical and other information regarding our director nominee and directors continuing in office, including the primary skills and experiences considered by our Nominating and Corporate Governance Committee (the “Nominating Committee”) in determining to recommend them as nominees, is set forth below.

Name	Class	Age (as of April 21)	Position
Dr. Jorge Santos da Silva	III	49	Chief Executive Officer; Interim Chair of the Board
Spike Loy(1)(2)(3)	I	45	Lead Independent Director
Catherine Moukheibir(1)(2)	II	66	Independent Director
Dr. Andrew Phillips(1)(2)(3)	III	55	Independent Director
Dr. Ramnik Xavier	II	64	Independent Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating Committee
Class I Director Nominee
Spike Loy has served as a director of our Company since April 2022 and was appointed Lead Independent Director of the Board in February 2026. Mr. Loy has also served as a director of our subsidiary, MoonLake AG, since May 2021. Mr. Loy is a Managing Director at BVF Partners L.P., a private investment firm, where he has served since August 2009. Mr. Loy previously served as a director of GH Research PLC (Nasdaq: GHRS), a biopharmaceutical company, from October 2020 to March 2022, and as a director of multiple private biopharmaceutical companies. Mr. Loy holds a J.D. from Harvard Law School and a B.A. in Human Biology, with a minor in Economics, from Stanford University.
We believe Mr. Loy is qualified to serve on our Board because of his experience serving as a director of biopharmaceutical companies and as a manager of funds specializing in the area of life sciences.
Class II Directors Continuing in Office
Catherine Moukheibir has served as a director of our Company since April 2022. Ms. Moukheibir is a professional non-executive director specializing in life sciences. In this capacity, she has served as chair of the audit committees of various companies, including Ironwood Pharmaceuticals (Nasdaq: IRWD) since 2019. She also serves on the boards of private companies, including Esteve Healthcare S.A. since 2024, CMR Surgical since 2021, Noema Pharma since 2022 and Synthon B.V. where she serves as Chair. She previously served on the boards of various biotechnology companies, including Oxford Biomedica plc (OTCMKTS: OXBDF), Biotalys (EBAR: BTLS), Ablynx (acquired by Sanofi in 2019), Kymab (acquired by Sanofi in 2021), Zealand Pharma (CPH: ZEAL), Creabilis (acquired by Sienna Biopharmaceuticals in 2016), GenKyoTex (acquired by Calliditas Therapeutics in 2020) and Orphazyme (now known as Strategic Partners A/S). Over the last 20 years, Ms. Moukheibir has held a number of executive-level finance positions at numerous biotechnology companies, including as Director of Capital Markets at Zeltia Group, from 2001-2007; Chief Financial Officer at Movetis, from 2008 to 2010; Executive Vice President of Finance and Strategy

at Innate Pharma (Nasdaq: IPHA), from 2011-2016; and Chairman, then Chief Executive Officer of MedDay Pharmaceuticals from 2016-2021. Ms. Moukheibir began her career in management consulting in Boston and London and then worked in investment banking, where she served as an Executive Director in equity capital markets, first at Citi then at Morgan Stanley in London between 1997 and 2001. Ms. Moukheibir also served for five years on the advisory board of the business school at Imperial College (London). She earned an M.A. in Economics and an M.B.A. from Yale University.
We believe Ms. Moukheibir is qualified to serve on our Board because of her financial expertise, experience on the boards of directors of life sciences companies in the United States and Europe and experience in a variety of roles in executive management, management consulting and investment banking.
Dr. Ramnik Xavier has served as a director of our Company since April 2022. Since 2018, Dr. Xavier has served as a core institute member of the Broad Institute of MIT and Harvard, where he also serves as Director of the Klarman Cell Observatory. Dr. Xavier has served as Director of the Broad Institute’s Immunology Program since 2019 and Co-Director of the Broad’s Infectious Disease and Microbiome Program since 2016. Since 2013, Dr. Xavier has served as a Professor of Medicine at Harvard Medical School, where he is currently the Kurt J. Isselbacher Professor of Medicine. In addition, since 2018 he has served as Director of the Center for Computational and Integrative Biology and as a member in the Department of Molecular Biology at Massachusetts General Hospital. He has also served as co-director of the Center for Microbiome Informatics and Therapeutics at MIT since 2014. Dr. Xavier holds an M.B. Ch.B. (Hons.) from the Godfrey Huggins School of Medicine, University of Zimbabwe and a Ph.D. from the University of Groningen (Netherlands).
We believe Dr. Xavier is qualified to serve on our Board because of his extensive biomedical research experience and research specializations in the characterization of genetic variants, chemical biology approaches to cellular disease and computational approaches to diseases and treatments.
Class III Directors Continuing in Office
Dr. Jorge Santos da Silva has served as Chief Executive Officer and a director of our Company since April 2022, and he has served as Interim Chair of the Board since February 2026. He co-founded MoonLake AG and served as its Chief Executive Officer from July 2021 until April 2022. Dr. Santos da Silva also serves as a professor and Board Advisor at the School of Medicine at the Minho University (Portugal). Prior to co-founding MoonLake AG, Dr. Santos da Silva was at McKinsey & Company, Inc., a consulting firm, from September 2007 to June 2021, where he served as Senior Partner and led the Pharmaceutical & Medical Products Practice, the Biotech group and the Biosimilars group and advised international biopharmaceutical and biotechnology companies on corporate and business-unit strategy, commercial operating models, research and development, organizational design, mergers and acquisitions and joint ventures. Dr. Santos da Silva was a Postdoctoral Fellow at Cold Spring Harbor Laboratory and holds a Ph.D. in Neuronal Cell Biology from the University of Turin (Italy) and a B.Sc. in Molecular Biology from the University of Glasgow, Institute of Biological and Life Sciences (United Kingdom). He also participated in a work placement in neurobiology at the European Molecular Biology Laboratory, Heidelberg (Germany).
We believe Dr. Santos da Silva is qualified to serve on our Board because of his extensive management and operational experience in the life sciences sector, as well as his academic and research experience in the life sciences.
Dr. Andrew Phillips has served as a director of our Company since April 2022. Dr. Phillips has served as the Chief Executive Officer and President of Aleksia Therapeutics, Inc., a biotechnology company, since August 2022, where he previously served as interim Chief Executive Officer; and as the Chief Executive Officer and President of Nexo Therapeutics, Inc., a biotechnology company, since November 2022. Previously, he served as the Chief Executive Officer of Blossom Bioscience Ltd., a biotechnology company, from June 2021 to December 2023. Prior to Blossom, he served as a Managing Director at Cormorant Asset Management, an investment manager, from August 2020 to July 2022. He served as Chief Financial Officer of Helix from April 2021 until April 2022. Dr. Phillips currently serves as a director OnKure, Inc. (Nasdaq: OKUR), a biopharmaceutical company. He also serves as a director at various private biotechnology companies. Dr. Phillips previously served as a director at the following biotechnology companies: Enliven Therapeutics (Nasdaq: ELVN), from February 2023 to January 2026, Elevation Oncology, Inc. (formerly, Nasdaq: ELEV), from November 2020 through June 2021, and Immuneering Corp. (Nasdaq: IMRX) from December 2020 through July 2021. From January 2016 to March 2020, Dr. Phillips was with C4 Therapeutics, Inc. (Nasdaq: CCCC), a clinical-stage biopharmaceutical company focused on therapeutics for the treatment of cancer and other diseases, where he served as Chief Executive Officer from May 2018 to March 2020, President from September 2016 to May 2018 and Chief Scientific Officer from January 2016 to May 2018. From July 2014 to

January 2016, he served as Senior Director, Center for Development of Therapeutics at the Broad Institute, a biomedical and genomic research organization. From June 2010 to January 2015, Dr. Phillips was a Professor of Chemistry at Yale University, and from July 2001 to June 2010 he was Assistant Professor, Associate Professor, and Professor of Chemistry and Biochemistry at the University of Colorado. He holds a B.Sc. in Biochemistry and a Ph.D. in Chemistry from the University of Canterbury (New Zealand).
We believe Dr. Phillips is qualified to serve on our Board because of his experience serving as an executive officer of biopharmaceutical companies and as a manager of funds specializing in the area of life sciences, in addition to his extensive academic and leadership positions in the area of life sciences.
Board Recommendation
The Board recommends a vote “FOR” the election of the Class I director nominee set forth above.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITOR SELECTION
Our Audit Committee has selected Baker Tilly US, LLP (“Baker Tilly”) as the Company’s independent registered public accounting firm for the year ending December 31, 2026. In this Proposal 2, we are asking shareholders to vote to ratify this selection. Representatives of Baker Tilly are expected to attend the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.
Shareholder ratification of the selection of Baker Tilly as the Company’s independent auditor is not required by applicable law or our MAA. However, we are seeking shareholder ratification as a matter of good corporate practice. If our shareholders fail to ratify the selection, the committee will reconsider its selection. Even if the selection is ratified, the committee, in its discretion, may direct the selection of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
Baker Tilly has served as our independent auditor since June 2022 and previously provided services to MoonLake AG. The following table summarizes the audit fees billed and expected to be billed by Baker Tilly for the indicated fiscal years and the fees billed by Baker Tilly for all other services rendered during the indicated fiscal years. All services associated with such fees were pre-approved by our Audit Committee in accordance with the “Pre-Approval Policies and Procedures” described below.

	Year Ended December 31,
Fee Category	2025	2024
Audit Fees(1)	$1,046,410	$973,450
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$1,046,410	$973,450

(1)
Audit Fees include fees for professional services rendered for the audit of year-end financial statements, reviews of quarterly financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings.

(2)
Audit-Related Fees include fees billed for assurance and related services that are reasonably related to performance of the audit or review of our year-end financial statements and are not reported under “Audit Fees”. These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

(3)	Tax Fees include fees consist of fees billed for professional services relating to tax compliance, tax planning and tax advice.
(4)	All Other Fees consist of fees billed for all other services, including annual licensing fees for accounting database subscriptions.
In addition, in 2025, MoonLake AG incurred $28,686 (CHF 23,100) in audit fees for services provided by OBT AG pertaining to the audit of the statutory financial statements of MoonLake AG for the period ended December 31, 2025. In 2024, MoonLake AG incurred $31,427 (CHF 26,500) in audit fees for services provided by OBT AG pertaining to the audit of the statutory financial statements of MoonLake AG for the period ended December 31, 2024.
Pre-Approval Policies and Procedures
Our Audit Committee has adopted procedures requiring the pre-approval of all audit and permissible non-audit services performed by our independent registered public accounting firm. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence.
These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is reviewed, and if necessary modified, at least annually. The committee may pre-approve certain other audit-related or other non-audit services it believes would not impair the independence of the auditor and are consistent with SEC and Public Company Accounting Oversight Board (“PCAOB”) rules on auditor independence. The committee does not delegate its responsibility to approve services performed by our auditor to any member of management. The committee has delegated authority to the committee chair to pre-approve any audit or non-audit service to be provided to us by our auditor provided that the fees for such services do not exceed $100,000. Any approval of services by the committee chair pursuant to this delegated authority must be reported to the committee at its next regularly scheduled meeting.

Report of the Audit Committee
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2025 with the Company’s management and with Baker Tilly, the Company’s independent registered public accounting firm. The Audit Committee has discussed with Baker Tilly the matters required to be discussed by the applicable standards of the PCAOB and the SEC. The Audit Committee has also received the written disclosures and the letter from Baker Tilly pursuant to applicable PCAOB requirements regarding its communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Baker Tilly its independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.
This report is provided by the following directors, who serve on the Audit Committee:
Catherine Moukheibir (Chair)
Spike Loy
Dr. Andrew Phillips
Board Recommendation
The Board recommends a vote “FOR” the ratification, by ordinary resolution, of the selection of Baker Tilly to serve as our independent auditor

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Our Board is asking you to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement. This item, which is provided pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is commonly referred to as a “say-on-pay” resolution.
This say-on-pay proposal gives our shareholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific element of compensation but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices described in this Proxy Statement. Please read the “Executive Compensation” section, including the Compensation Discussion and Analysis and the compensation tables and accompanying narrative disclosure, for information about our executive compensation program, including details of our 2025 compensation for our named executive officers. Our Compensation Committee believes that these policies and practices are effective in implementing our compensation philosophy and achieving our compensation program goals.
As an advisory vote, the outcome of the vote on this proposal is not binding. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, will consider the outcome of this vote when making future executive compensation decisions. Unless our Board modifies its policy on the frequency of holding say-on-pay votes, the next say-on-pay vote will occur at our 2027 Annual General Meeting of Shareholders.
Board Recommendation
The Board recommends a vote “FOR” the approval, on a non-binding, advisory basis, of our named executive officers’ compensation.

PROPOSAL 4: APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2022 EQUITY INCENTIVE PLAN
The Company’s shareholders are being asked to approve an amendment and restatement of the MoonLake Immunotherapeutics 2022 Equity Incentive Plan (the “Incentive Plan”). The Incentive Plan originally became effective on April 5, 2022, and, in order to continue to provide employees, officers, non-employee directors and other service providers with stock-based incentives, the Board adopted the amendment and restatement of the Incentive Plan on April 17, 2026, subject to its approval by the Company’s shareholders, to increase the number of Class A Ordinary Shares available for stock-based awards by 5,000,000 shares, remove liberal share recycling provisions, incorporate a one-year minimum vesting requirement, revise the non-employee director compensation limits set forth therein, specify the treatment of outstanding awards in the event of a change in control, extend the term of the Incentive Plan to June 4, 2036, and make certain other administrative changes. If the Company shareholders approve the amendment and restatement of the Incentive Plan, it will become effective upon the date of the 2026 Annual Meeting.
We believe that employees, officers, non-employee directors, and other key service providers should have a significant stake in the Company under programs that link compensation to shareholder return. As a result, equity compensation is considered to be an integral part of the Company’s compensation program. The Board approved the amendment and restatement of the Incentive Plan because there are limited remaining shares available for grant and the Company does not have any other plans under which equity awards can be granted to existing employees. If shareholders do not approve this proposal, we will continue to have the authority to grant awards under the Incentive Plan, but the proposed 5,000,000 share increase will not be effective, which could result in a serious disruption of our compensation programs and will limit our ability to provide retention incentives to our executives and other employees. Equity awards are a significant component of total compensation for our executive officers and other employees and are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we compete. If shareholders do not approve the proposal, we would need to grant cash and other non-equity rewards to these individuals. We believe that such alternative forms of compensation do not align employee interests with those of shareholders as efficiently as equity-based awards, and we think it is important to provide compensation that continues to effectively align employees with shareholders and provides a total compensation package that is competitive with other companies. We strongly believe that the approval of this proposal is instrumental to our continued success, and that the additional 5,000,000 shares requested will be sufficient to fund future equity grants under the Incentive Plan for approximately the next 3 to 5 years.
When approving the amendment and restatement of the Incentive Plan, the Board considered the potential dilution of the amended and restated Incentive Plan to the shareholders of the Company. If the amendment and restatement of the Incentive Plan is approved, then the Company’s total potential dilution from the new shares available for issuance thereunder would represent approximately 6.2% as of April 1, 2026. The Board considered this potential dilution level in the context of competitive data from its peer group and the Company’s expected growth needs, and believes that the resulting dilution levels are reasonable and in the best interests of shareholders.
Existing Equity Plan Information
The Company does not maintain any other equity plans. The following table includes aggregated information regarding awards outstanding as of April 1, 2026 under the Incentive Plan and the proposed number of additional shares under the Incentive Plan:

Outstanding Stock Option Awards	2,522,420
Weighted Average Exercise Price	$14.78
Weighted Average Remaining Term	8.81 years
Outstanding Full Value Awards	497,942
Number of Shares Available for Grant Under Incentive Plan (prior to the proposed amendment and restatement)	1,046,782
Total Class A Ordinary Shares Outstanding	72,605,691
Number of Additional Shares Requested for Incentive Plan	5,000,000

Summary of the Incentive Plan
The following description of the amended and restated Incentive Plan is qualified in its entirety by reference to the plan document, a copy of which is attached as Appendix A and incorporated into this revised proxy statement by reference. Shareholders and potential investors are urged to read the Incentive Plan in its entirety. Any capitalized terms which are used in this summary description but not defined here or elsewhere in this revised proxy statement have the meanings assigned to them in the Incentive Plan.
Purpose of the Incentive Plan
We have adopted the Incentive Plan. The purpose of the Incentive Plan is to promote and closely align the interests of our employees, officers, non-employee directors, and other service providers and our shareholders by providing share-based compensation and other performance-based compensation. The objectives of the Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility and to motivate participants to optimize the profitability and growth of the Company through incentives that are consistent with our goals and that link the personal interests of participants to those of our shareholders. The Incentive Plan allows for the grant of stock options, both incentive and “non-qualified” stock options; SARs, alone or in conjunction with other awards; restricted stock and RSUs; incentive bonuses, which may be paid in cash, shares, or a combination thereof; and other stock-based awards. We refer to these collectively herein as “Awards”.
Administration
The Incentive Plan is administered by the Compensation Committee, or such other committee as may be designated by the Company’s Board to administer the plan, which we refer to herein as the “Administrator”. The Administrator has broad authority, subject to the provisions of the Incentive Plan, to administer and interpret the Incentive Plan and Awards granted thereunder. All decisions and actions of the Administrator will be final.
Eligibility
Any current or prospective employee, officer, non-employee director or other service provider of the Company or any of its subsidiaries may be selected by the Administrator to receive an award under the Incentive Plan; provided, however, that incentive stock options may only be granted to employees of the Company or any of its “subsidiary corporations” within the meaning of Section 424 of the Code. As of April 1, 2026, approximately 125 employees and 4 non-employee directors were eligible to participate in the Incentive Plan. While consultants are generally considered eligible under the Incentive Plan to preserve our flexibility, we have never granted equity awards under the Incentive Plan to any consultants and do not currently have plans to do so in the near future.
Stock Subject to Incentive Plan
The maximum number of Class A Ordinary Shares that may be issued under the Incentive Plan is equal to 9,353,948 (the “Share Pool”), all of which may be issued pursuant to the exercise of incentive stock options. The Share Pool is subject to certain adjustments in the event of a change in our capitalization. Class A Ordinary Shares issued under the Incentive Plan may be either authorized and unissued shares or previously issued shares acquired by us. On termination or expiration of an Award under the Incentive Plan, in whole or in part, the number of Class A Ordinary Shares subject to such Award but not issued thereunder or that are otherwise forfeited back to the Company will again become available for grant under the Incentive Plan. Notwithstanding the foregoing, shares subject to Awards under the Incentive Plan may not again be made available for issuance under the Plan if such shares are shares that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR, shares that have been delivered (either actually or by attestation) to, or retained or withheld by, the Company in payment or satisfaction of any exercise price, purchase price or tax withholding obligation of an Award, or shares that have been repurchased on the open market with the proceeds of an option exercise.
Limits on Non-Employee Director Compensation
Under the Incentive Plan, the aggregate dollar value of all cash and equity-based compensation (whether granted under the Incentive Plan or otherwise) to our non-employee directors for services in such capacity shall not exceed $750,000 during any calendar year. However, during the calendar year in which a non-employee director first joins the Company’s Board or during any calendar year in which a non-employee director serves as chairperson or lead director, such aggregate limit shall instead be $1,000,000.

Minimum Vesting Requirements
Awards granted under the Incentive Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one (1) year anniversary of the date of grant except (i) with respect to an Award that is granted in connection with a merger or other acquisition as a substitute or replacement award for awards held by grantees of the acquired business and (ii) with respect to an Award granted to a non-employee director that vests on the earlier of the one-year anniversary of the date of grant and the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting; provided, that up to 5% of the aggregate number of shares authorized for issuance under the Incentive Plan may be issued pursuant to Awards subject to any, or no, vesting conditions, as the Administrator determines appropriate; and, provided, further, that the foregoing restriction does not apply to the Administrator’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability, or a change in control, in the terms of the Award or otherwise.
Types of Awards
Stock Options
All stock options granted under the Incentive Plan will be evidenced by a written agreement with the participant, which provides, among other things, whether the option is intended to be an incentive stock option or a non-qualified stock option, the number of shares subject to the option, the exercise price, exercisability (or vesting), the term of the option, which may not generally exceed ten years, and other terms and conditions. Subject to the express provisions of the Incentive Plan, options generally may be exercised over such period, in installments or otherwise, as the Administrator may determine. The exercise price for any stock option granted may not generally be less than the fair market value of the Class A Ordinary Shares subject to that option on the grant date. The exercise price may be paid in cash or such other method as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under an option, the delivery of previously owned shares or withholding of shares deliverable upon exercise. Other than in connection with a change in our capitalization, we will not, without shareholder approval, reduce the exercise price of a previously awarded option, and at any time when the exercise price of a previously awarded option is above the fair market value of a Class A Ordinary Share, we will not, without shareholder approval, cancel and re-grant or exchange such option for cash or a new Award with a lower (or no) exercise price. Participants will not have voting rights nor the right to receive dividends or dividend equivalents in respect of an award of options or any Class A Ordinary Shares subject to such an award until the participant has become the holder of record of such Class A Ordinary Shares.
Stock Appreciation Rights
SARs may be granted alone or in conjunction with all or part of a stock option. Upon exercising a SAR, the participant is entitled to receive the amount by which the fair market value of the Class A Ordinary Shares at the time of exercise exceeds the exercise price of the SAR. This amount is payable in Class A Ordinary Shares, cash, restricted stock, or a combination thereof, at the Administrator’s discretion. Participants will not have voting rights nor the right to receive dividends or dividend equivalents in respect of an award of SARs or any Class A Ordinary Shares subject to such an award until the participant has become the holder of record of such Class A Ordinary Shares.
Restricted Stock and RSUs
Awards of restricted stock consist of shares that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. RSUs result in the transfer of shares or cash to the participant only after specified conditions are satisfied. The Administrator will determine the restrictions and conditions applicable to each Award of restricted stock or RSUs, which may include performance vesting conditions. In no event will dividends or dividend equivalents be paid during the performance period with respect to unearned awards of restricted stock or RSUs that are subject to performance-based vesting criteria. Dividends or dividend equivalents accrued on such shares will become payable no earlier than the date the performance-based vesting criteria have been achieved and the underlying shares of restricted stock or RSUs have been earned.
Other Stock-Based Awards
Other stock-based awards are Awards denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of shares. In no event will dividends or dividend equivalents be paid during the performance period with respect to unearned other stock-based awards that are subject to performance-based vesting criteria. Dividends or dividend equivalents accrued on such shares will become payable no earlier than the date the performance-based vesting criteria have been achieved and the underlying shares relating to such award have been earned.
Incentive Bonuses
Each incentive bonus will confer upon the participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a specified performance period. The Administrator will establish the performance criteria and level of achievement versus these criteria that will determine the threshold, target, and maximum amount payable under an incentive bonus, which criteria may be based on financial performance and/or personal performance evaluations. Payment of the amount due under an incentive bonus may be made in cash or shares, as determined by the Administrator.
Performance Criteria
The Administrator may specify certain performance criteria which must be satisfied before Awards will be granted or will vest. The performance goals may vary from participant to participant, group to group, and period to period.
Change in Control
In the event of a change in control, immediately prior to the change in control, all Awards will be treated as follows: (A) in the case of a stock option or SAR, the participant will have the ability to exercise such stock option or SAR, including any portion of the stock option or SAR not previously exercisable, (B) in the case of any Award the vesting of which is in whole or in part subject to performance criteria or an incentive bonus, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award will immediately lapse and the participant will have the right to receive a payment based on the greater of target level achievement or actual performance through the date of the change in control, and (C) in the case of outstanding restricted stock, restricted stock units or other share-based Awards (other than those referenced in subsection (B)), all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award will immediately lapse.
The Administrator may provide for the cancellation and cash settlement of all outstanding Awards upon such change in control.
Transferability
Awards generally may not be sold, transferred for value, pledged, assigned or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or SAR may be exercisable only by the participant during his or her lifetime.
Amendment and Termination; Term
The Company’s Board has the right to amend, alter, suspend or terminate the Incentive Plan at any time, provided certain enumerated material amendments may not be made without shareholder approval. No amendment or alteration to the Incentive Plan or an Award or Award agreement will be made that would materially impair the rights of the holder, without such holder’s consent; however, no consent will be required if the Administrator determines in its sole discretion and prior to the date of any change in control that such amendment or alteration either is required or advisable in order for the Company, the Incentive Plan, or such Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated. Unless earlier terminated by the Board, the Incentive Plan will remain available for the grant of Awards until June 4, 2036, but previously granted Awards may continue beyond that date in accordance with their terms. Notwithstanding the foregoing, incentive stock options may not be granted after the tenth anniversary of the Board’s approval of the Incentive Plan.
Certain U.S. Federal Income Tax Consequences
The following discussion of the federal income tax consequences of the Incentive Plan is intended to be a summary of applicable federal law as currently in effect. It should not be taken as tax advice by participants, who are urged to consult their individual tax advisors.

Stock Options. Incentive Stock Options (“ISOs”) and Non-qualified stock options (“NQSOs”) are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements. An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to the exercise of an ISO before satisfying these holding periods, the optionee will recognize both ordinary income and capital gain in the year of disposition. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.
In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. The Company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO as described below.
An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee’s gain (or loss) on a subsequent disposition of the shares is long term capital gain (or loss) if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.
SARs. An optionee is not taxed on the grant of a SAR. On exercise, the optionee recognizes ordinary income equal to the cash or the fair market value of any shares received. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income.
Restricted Stock and Restricted Stock Units. Generally, grantees of restricted stock or restricted stock units do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted stock, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt (i.e., grant). Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election.
Cash Awards. A participant will have taxable income at the time a cash award becomes payable, and, if the participant has timely elected deferral to a later date, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.
Company Deduction and Section 162(m). In general, Section 162(m) of the Code limits a publicly traded company’s federal income tax deduction for compensation in excess of $1 million paid to its Chief Executive Officer, Chief Financial Officer and the next three highest-paid executive officers. As such, we expect that we will be unable to deduct all compensation in excess of $1 million paid to our Chief Executive Officer, Chief Financial Officer and the next three highest-paid executive officers.
Withholding Taxes. The Company will generally be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the Incentive Plan. Whether or not such withholding is required, the Company will make such information reports to the Internal Revenue Service as may be required with respect to any income (whether or not that of an employee) attributable to transactions involving awards.

Plan Benefits; Market Value of Securities
The benefits that will be awarded or paid in the future under the Incentive Plan are not currently determinable as awards under the Incentive Plan are within the discretion of the Administrator, and the Administrator has not determined future awards or who might receive them. However, each non-employee director is expected to receive an annual award of share options on the date of the Annual Meeting with a grant date fair value equal to approximately $290,000. The following table shows information regarding the awards granted under the Incentive Plan as of April 1, 2026 to the persons and groups identified below. The closing market price of our Class A Ordinary Shares as reflected on Nasdaq on April 1, 2026 was $16.52.

Name and Position	Number of Options Granted (#)	Number of Shares Subject to Stock Awards (#)
Dr. Jorge Santos da Silva, Chief Executive Officer and Interim Chair of the Board	520,342	95,763
Matthias Bodenstedt, Chief Financial Officer	—	450,059
Dr. Kristian Reich, Chief Scientific Officer	659,615	—
All current executive officers as a group (3 persons)	1,179,957	545,822
All current directors who are not executive officers as a group (4 persons)	237,668	—
Each other nominee for election as a director	—	—
Each associate of any such directors, executive officers, or nominee	—	—
Each other person who received or is to receive 5% of such options, warrants, or rights	—	—
All current employees, including all current officers who are not executive officers, as a group	1,655,813	—

Registration
If our shareholders approve the Incentive Plan, we intend to file a Registration Statement on Form S-8 with the SEC to register the additional shares available for issuance under the plan following the Annual Meeting during the second or third fiscal quarter.
Board Recommendation
The Board recommends a vote “FOR” the approval of an amendment and restatement of the Incentive Plan.

CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our Board. Our Board has adopted a set of Principles of Corporate Governance as a framework for the governance of the Company, which is posted on our website located at ir.moonlaketx.com, under “Corporate Governance”.
Our Governance Structure and Philosophy
Our governance practices reflect the environment in which we operate and are designed to support our mission to advance therapies to address significant unmet needs in inflammatory skin and joint diseases. We are a pre-revenue single-asset clinical-stage biotechnology company in an evolving industry. We are focused on the development of Sonelokimab (“SLK”), a novel tri-specific IL-17A and IL-17F inhibiting Nanobody, that we exclusively licensed from Merck Healthcare KGaA, Darmstadt, Germany (“MHKDG”) and that has the potential, based on response levels seen in clinical trials, to drive disease modification in dermatology and rheumatology patients. We are working towards submitting our first Biologics License Application (“BLA”) for SLK in the second half of 2026.
Like other companies in the biotechnology industry, we face extreme share price and volume fluctuations that are often unrelated or disproportionate to our operating performance. With these business environment considerations in mind, the Board put in place our current governance structure to enable the management team to act with deliberation and to focus on delivering long-term value to shareholders and protect minority investors from the interests of potentially short-sighted investors who may seek to act opportunistically and not in the best interests of the Company or shareholders generally. This structure includes the following elements:
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Classified board: our directors serve three-year terms, with approximately 1/3 of the Board (instead of the entire Board) elected at each annual general meeting. This helps to provide stability and continuity, permitting directors to develop and share institutional knowledge and focus on the long term, and encourages shareholders to engage directly with the Board and management team regarding significant corporation transactions.

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Supermajority voting: the voting standard for most items at a general meeting is a simple majority vote, but a 2/3 supermajority vote is needed to, among other things, amend our MAA and to remove directors. This helps protect against a small group of shareholders acting to amend our governing documents or to remove directors for reasons that may not be in the best interests of all shareholders.

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Plurality voting for directors: our directors are elected by a plurality of votes cast (instead of a simple majority of votes cast), meaning the nominees with the most votes are elected. This helps avoid potential disruption to the Board and management team as a result of a “failed election”.

•
Shareholders cannot call general meetings: shareholders can propose business at each annual general meeting (in accordance with our advance notice provisions of our MAA and Rule 14a-8), but cannot call a shareholder vote in between annual general meetings. This helps avoid unnecessary diversion of Board and management time (potentially at the request of a limited number of shareholders acting to further short-term special interests) from executing on our long-term strategy.

Recognizing that the Company’s operating environment continues to evolve and that governance practices should not be static as a matter of course, the Board annually evaluates our governance structure to confirm it remains in the best interests of the Company and shareholders and values input from our shareholders on this topic.
Board Composition
Director Nomination Process
The Nominating Committee is responsible for, among other things, overseeing succession planning for directors and building a qualified board to oversee management’s execution of the Company’s strategy and safeguard the long-term interests of shareholders. In this regard, the committee is charged with developing and recommending Board membership criteria to the Board for approval, evaluating the composition of the Board annually to assess the skills and experience that are currently represented on the Board and the skills and experience that the Board may find valuable in the future, and identifying, evaluating and recommending potential director candidates.
In identifying potential candidates for Board membership, the Nominating Committee considers recommendations from directors, shareholders, management and others, including, from time to time, third-party search firms to assist it in locating qualified candidates. Once potential director candidates are identified, the committee, with the assistance of management, undertakes a vetting process that considers each candidate’s background, independence and fit with the Board’s priorities. As part of this vetting process, the committee, as well as other members of the Board and the CEO, may conduct interviews with the candidates. If the committee determines that a potential candidate meets the needs of the Board and has the desired qualifications, it recommends the candidate to the full Board for appointment or nomination and to the shareholders for election at the annual general meeting.
Criteria for Board Membership
In assessing potential candidates for Board membership and in assessing Board composition, the Nominating Committee considers a wide range of factors and generally seeks to balance the following skills, experiences and backgrounds on the Board:
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Biotechnology & Related Industry Experience: experience within the biotechnology, pharmaceuticals, medical technologies or healthcare industries, particularly, experience with biologics and immunology therapeutic areas (e.g., dermatology or rheumatology) or experience in clinical development, operations or research and development.

•	Corporate Governance: experience, whether currently or in the past, serving on other public company boards of directors.
•	Diverse Perspectives: contributes to a diversity of skills, experiences, perspectives and backgrounds on the Board.
•	Finance & Accounting: experience or expertise in finance, accounting, investment analysis, financial reporting processes and capital markets.
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Sales & Marketing: experience overseeing or driving product sales, marketing and commercialization, particularly in the biotechnology and pharmaceuticals industries and in the context of payor or reimbursed and regulated markets.

•	Science & Research: scientific knowledge related to biotechnology and related industry experience, and experience in related research and clinical development.
•	Senior Leadership: experience serving in a leadership role of an organization, including driving strategy execution, organizational growth and managing human capital.
The Nominating Committee generally believes it is important for all Board members to possess the highest personal and professional ethics, integrity and values, an inquisitive and objective perspective, a sense for priorities and balance, the ability and willingness to devote sufficient time and attention to Board matters, and a willingness to represent the long-term interests of all our shareholders.
In addition to the factors discussed above, the Board and the Nominating Committee actively seek to achieve a diversity of viewpoints, occupations, perspectives and backgrounds on the Board. The Nominating Committee assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board. For example, our current Board of five directors includes one director (20%) who self-identifies as female and one director (20%) who self-identifies as racially/ethnically diverse.
Shareholder Recommendations for Directors
It is the Nominating Committee’s policy to consider written recommendations from shareholders for director candidates. The committee considers candidates recommended by our shareholders in the same manner as a candidate recommended by other sources. Any such recommendations should be submitted to the committee as described under “Shareholder Communications” and should include the same information required under our MAA for nominating a director, as described under “Shareholder Proposals and Director Nominations for Next Year’s Annual General Meeting”.
Director Time Commitments
While Board members benefit from service on the boards of other companies and such service is encouraged, under the Board’s Principles of Corporate Governance, directors are expected to limit the number of other boards on which they serve so as not to interfere with their service as a director of the Company. Directors are expected to advise the Chairperson of the Nominating Committee before accepting a seat on the board of another company.

Board Leadership Structure
Our Principles of Corporate Governance provide our Board with the flexibility to combine or separate the positions of Chair of the Board and CEO. Our Board believes that there is no single, generally accepted board leadership structure that is appropriate across all circumstances, and that the right structure may vary as circumstances change. As such, the Board periodically reviews its leadership structure to evaluate whether the structure remains appropriate for the Company, and may modify this structure from time to time as and when appropriate to best address the Company’s unique circumstances and advance the best interests of all shareholders. At any time when the Chair of the Board is not independent, the independent directors of the Board will designate an independent director to serve as Lead Independent Director.
Currently, Dr. Santos da Silva, our CEO, also serves as our Interim Chair of the Board, and the independent directors have selected Mr. Loy to serve as our Lead Independent Director. The Board believes that this is the appropriate board leadership structure for us at this time. Combining the roles of CEO and Chair of the Board on an interim basis provides unified leadership during this time of transition whereby the person responsible for driving strategy and agenda setting at the Board level is also responsible for executing on that strategy as CEO, while our Lead Independent Director, combined with a Board that is completely independent except for the CEO, provides independent Board oversight of management.
The Lead Independent Director’s responsibilities include: (a) presiding at meetings of the Board at which the Chair of the Board is not present, including executive sessions of the independent directors; (b) consulting on information sent to the Board; (c) consulting on the agenda and schedule for Board meetings so that there is sufficient time for discussion of all agenda items; (d) serving as liaison between the Chair of the Board and the independent directors; (e) being available for consultation and communication with major shareholders upon request; and (f) performing such other duties as the Board may determine from time to time. The Lead Independent Director also has the authority to call executive sessions of the independent directors.
The independent directors have the opportunity to meet in executive sessions without management present at every regular Board meeting and at such other times as may be determined by the Lead Independent Director. The purpose of these executive sessions is to encourage and enhance communication among the independent directors.
The Board believes that its programs for overseeing risk, as described under “Board Risk Oversight”, would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.
Director Independence
Nasdaq listing rules require a majority of a listed company’s board of directors to be comprised of independent directors who, in the opinion of the board of directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent, and audit and compensation committee members must satisfy additional independence criteria under the Exchange Act.
Our Board undertook a review of its composition and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, our Board has determined that Mr. Loy, Drs. Phillips and Xavier, and Ms. Moukheibir qualify as “independent directors” as defined by the Nasdaq listing rules. Dr. Santos da Silva is not deemed to be independent under Nasdaq listing rules by virtue of his employment with the Company. Former director Simon Sturge was independent under Nasdaq listing rules during the period he served on our Board.
Our Board also determined that each of the directors currently serving on the Audit Committee and the Compensation Committee satisfy the additional independence criteria applicable to directors on such committees under Nasdaq listing rules and the rules and regulations established by the SEC.

Board Committees
Our Board has a separately designated Audit Committee, Compensation Committee and Nominating Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of these committees is empowered to retain outside advisors as it deems appropriate, regularly reports its activities to the full Board and has a written charter, which is posted on our website located at ir.moonlaketx.com, under “Corporate Governance”.

Name	Audit Committee	Compensation Committee	Nominating Committee
Dr. Jorge Santos da Silva
Spike Loy	X	X	X
Catherine Moukheibir	Chair	X
Dr. Andrew Phillips	X	Chair	Chair
Dr. Ramnik Xavier
# of Meetings in 2025	4	3	3

Audit Committee. The primary responsibilities of our Audit Committee are to oversee the accounting and financial reporting processes of the Company, including the audits of the Company’s financial statements, the integrity of the financial statements and the annual review of the performance, effectiveness and independence of the outside auditor. This includes reviewing the financial information provided to shareholders and others and the adequacy and effectiveness of the Company’s internal controls. The committee also makes recommendations to the Board as to whether financial statements should be included in the Company’s Annual Report on Form 10-K.
Ms. Moukheibir qualifies as an “audit committee financial expert”, as that term is defined in the rules and regulations established by the SEC, and all members of the Audit Committee are “financially literate” under Nasdaq listing rules.
Compensation Committee. The primary responsibilities of our Compensation Committee are to periodically review and approve the compensation and other benefits for our senior officers and directors. This includes reviewing and approving corporate goals and objectives relevant to the compensation of our senior officers, evaluating the performance of these officers in light of the goals and objectives and setting the officers’ compensation based on those evaluations. The committee also administers and makes recommendations to the Board regarding equity incentive plans that are subject to the Board’s approval and approves the grant of equity awards under the plans.
The Compensation Committee may delegate its authority to one or more subcommittees. The committee may also delegate authority to review and approve the compensation of our employees to certain of our executive officers. Even where the committee does not delegate authority, our executive officers will typically make recommendations to the committee regarding compensation to be paid to our employees and the size of equity awards under our equity incentive plans but will not be present during voting or deliberations on their own compensation. The committee has the authority to engage outside advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The committee engaged Deloitte AG (“Deloitte”) in 2025 to provide advice regarding the amount and form of executive and director compensation.
Compensation Committee Interlocks and Insider Participation. None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
Nominating Committee. The primary responsibilities of our Nominating Committee are to engage in succession planning for the Board, develop and recommend to the Board criteria for identifying and evaluating qualified director candidates and make recommendations to the Board regarding candidates for election or reelection to the Board at each annual shareholders’ meeting. In addition, the committee is responsible for overseeing our corporate governance practices and making recommendations to the Board concerning corporate governance matters. The committee is also responsible for making recommendations to the Board concerning the structure, composition and functioning of the Board and its committees.

Board Risk Oversight
We believe that risk management is an important part of establishing and executing on the Company’s business strategy. Our Board, as a whole and at the committee level, focuses its oversight on the most significant risks facing the Company and on the Company’s processes to identify, prioritize, assess, manage and mitigate those risks. The committees oversee specific risks within their purview, as follows:
•
The Audit Committee has overall responsibility for overseeing the Company’s practices with respect to risk assessment and management. Additionally, the committee is responsible for overseeing management of risks related to our accounting and financial reporting processes, and information technology and cybersecurity.

•	The Compensation Committee is responsible for overseeing management of risks related to our compensation policies and programs.
•	The Nominating Committee is responsible for overseeing management of risks related to director succession planning and corporate governance practices.
Our Board and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for assessing and managing risks, including implementing processes and controls to mitigate their effects on the Company.
Other Corporate Governance Practices and Policies
Director Attendance
The Board met eleven times during the year ended December 31, 2025. Each member of the Board attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served during the period in which he or she was on the Board or committee.
Directors are encouraged to attend the annual general meeting of shareholders. All of our directors then serving on the Board attended our 2025 Annual General Meeting of Shareholders.
Shareholder Communications
Shareholders and other interested parties may communicate with our Board or a particular director by sending a letter addressed to the Board or a particular director to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. These communications will be compiled and reviewed by our Corporate Secretary, who will determine whether the communication is appropriate for presentation to the Board or the particular director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).
To enable the Company to speak with a single voice, as a general matter, senior management serves as the primary spokesperson for the Company and is responsible for communicating with various constituencies, including shareholders, on behalf of the Company. Directors may participate in discussions with shareholders and other constituencies on issues where Board-level involvement is appropriate. In addition, the Board is kept informed by Company management of the Company’s shareholder engagement efforts.
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics (the “Conduct and Ethics Code”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Among other things, the Conduct and Ethics Code establishes certain guidelines and principles relating to (i) compliance with laws and regulations, (ii) conflicts of interest, (iii) corporate opportunities, (iv) gifts, (v) confidentiality, (vi) protection and use of Company assets, (vii) record keeping, (viii) environmental, health and safety, (ix) discrimination and harassment, (x) prohibition against payments to government personnel and (xi) insider information and securities trading, as well as establishes internal reporting and compliance procedures.
A copy of the Conduct and Ethics Code is available on our website at ir.moonlaketx.com, under “Corporate Governance”. We intend to disclose future amendments to certain provisions of the Conduct and Ethics Code, and waivers of the Conduct and Ethics Code granted to executive officers and directors, on our website within four business days following the date of the amendment or waiver to the extent required by applicable rules. Our Board is responsible for applying and interpreting the code in situations where questions are presented to it.

Director Compensation
Our Board has adopted a director compensation program pursuant to which members of our Board who are not employees or officers of our Company or our affiliates receive cash retainers, payable quarterly in advance. The cash retainers payable in respect of fiscal year 2025 are as follows:
•	Annual cash retainer of $40,000;
•	Cash retainer of $35,000 for service as the Chairperson of the Board;
•	Cash retainer of $17,500 for service as chairperson and $7,500 for service other than as chairperson of the Audit Committee;
•	Cash retainer of $12,000 for service as chairperson and $5,000 for service other than as chairperson of the Compensation Committee;
•	Cash retainer of $8,000 for service as chairperson and $4,000 for service other than as chairperson of the Nominating Committee; and
•	Cash retainer of $35,000 for service on non-Board committees of the Company, including the Scientific Advisory Board.
In addition, in 2025, each of our non-employee directors received a grant of 6,682 share options on June 5, 2025 under the Incentive Plan that vest in full on the earlier of (i) the one-year anniversary of the date of grant and (ii) the next annual general meeting of shareholders, subject to continued service through such date.
Members of our Board are also eligible to receive reimbursement for reasonable travel and miscellaneous expenses incurred in attending meetings and activities of our Board and its committees. Additionally, directors who are (or were) also members of the board of directors of MoonLake AG (Messrs. Sturge and Loy and Dr. Phillips) are reimbursed for business expenses reasonably incurred in connection with such services.
2025 Non-Employee Director Compensation
The following table summarizes information concerning the compensation awarded to, earned by and paid to the non-employee directors for services rendered to the Company for the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Simon Sturge(3)	$90,500	$224,349	$314,849
Spike Loy(4)	$52,500	$224,349	$276,849
Catherine Moukheibir	$62,500	$224,349	$286,849
Dr. Andrew Phillips	$56,000	$224,349	$280,349
Dr. Ramnik Xavier	$75,000	$224,349	$299,349

(1)
Amounts shown under the “Options Awards” column are calculated using the Black-Scholes option valuation model. While the amounts shown are computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, the actual value, if any, that a non-employee director may realize from the options are contingent upon the excess of the share price over the exercise price, if any, on the date the award is exercised. For a discussion of the assumptions made in the valuation of options granted in 2025, see Note 14 — “Share-based Compensation” of our audited consolidated financial statements as of and for the period ended December 31, 2025 in our Annual Report on Form 10-K for further information.

(2)	The following table provides information on the aggregate number of outstanding share option awards for each non-employee director as of December 31, 2025.

Name	Aggregate Number of Outstanding Options (#)
Simon Sturge(3)	70,667
Spike Loy(4)	25,667
Catherine Moukheibir	47,167
Dr. Andrew Phillips	70,667
Dr. Ramnik Xavier	70,667

(3)	Mr. Sturge resigned from the Board effective as of February 28, 2026.
(4)
Pursuant to a certain agreement entered into between Mr. Loy and BVF Partners L.P. (“Partners”), Mr. Loy is obligated to transfer to Partners the economic benefit, if any, received upon the sale of the shares issuable upon the exercise of his options.

EXECUTIVE OFFICERS
Biographical and other information regarding our executive officers is set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age (as of April 21)	Position
Dr. Jorge Santos da Silva(1)	49	Chief Executive Officer; Interim Chair of the Board
Matthias Bodenstedt	38	Chief Financial Officer
Dr. Kristian Reich	60	Chief Scientific Officer

(1)	For Dr. Santos da Silva’s biographical information, see “Information Regarding the Director Nominee and Continuing Directors” above.
Matthias Bodenstedt has served as Chief Financial Officer of our Company since April 2022. He previously served as the Chief Financial Officer of MoonLake AG from July 2021 until April 2022. He has served as a director of our subsidiaries, MoonLake Immunotherapeutics Ltd. (“MoonLake Ltd.”) and MNLK Immunotherapeutics Unipessoal Lda since September 2021 and November 2023, respectively. Prior to joining our Company, from October 2011 to June 2021, Mr. Bodenstedt was a Partner at McKinsey & Company, Inc., a consulting firm, in Germany and Switzerland, where he advised a diverse set of clients, ranging from pre-revenue biotechnology companies to large global pharmaceutical companies. Mr. Bodenstedt has experience in financing, mergers and acquisitions, business development and licensing, portfolio strategy, and go-to-market strategy and execution. Mr. Bodenstedt holds an M.B.A. from Columbia Business School (New York), an M.Phil. in Finance from the University of Cambridge (United Kingdom), and B.Sc. in Industrial Engineering from the University of Hannover (Germany).
Dr. Kristian Reich has served as Chief Scientific Officer of our Company since April 2022. He is a co-founder of MoonLake AG and served as its Chief Scientific Officer from May 2021 until April 2022. Dr. Reich has more than 25 years of experience as a global clinical leader in dermatology and immunology, with more than 300 peer-reviewed publications in mucosal and skin immunology. He received the Herbert-Herxheimer Research Prize from the German Society for Allergology and Clinical Immunology and the Stars of the Academy Award for achievements in psoriasis from the American Academy of Dermatology. Dr. Reich has served as a Guest-Professor for Translational Research in Inflammatory Skin Diseases at the University Medical Center Hamburg-Eppendorf, Germany, since April 2019. From 2005 to 2015, he served as managing partner at the Dermatologikum Hamburg, a private outpatient dermatology clinic, and he has served as a self-employed partner at the Dermatologikum Berlin, a private outpatient dermatology clinic, since 2013. Between 1996 and 2005, he held several clinical and teaching positions at the Department of Dermatology, Georg-August-University Goettingen, Germany, including most recently serving as University Professor and Vice Director of the Department of Dermatology. Dr. Reich is an independent medical director and founder of JeruCON Beratungsgesellschaft mbH Hamburg, where he is a self-employed consultant. Since 2016, Dr. Reich also serves as a medical advisor for TFS HealthScience, a contract research organization. Dr. Reich is also a member of the board of directors of Derma2go AG (Zürich, Switzerland), a privately held teledermatology company, Dermagnostix GmbH (Freiburg, Germany), a privately-held diagnostic medical device company and ProDerma Foundation (Hamburg, Germany), a charitable foundation focusing on dermatological research. Dr. Reich was accredited in Dermatology and Venerology in 2000 and in Allergology in 2003. He received his Dr. med. (M.D. equivalent) from the Technical University Munich (Germany) and his Venia legendi (Ph.D. equivalent) in Dermatology and Venerology from the Georg-August-University (Germany).

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
In this Compensation Discussion and Analysis (“CD&A”), we provide an overview of our compensation philosophy and each element of our executive compensation program with regard to the compensation awarded to, earned by, or paid to our named executive officers (the “NEOs”) during our fiscal year ended December 31, 2025.
For the fiscal year ended December 31, 2025, our NEOs, which consisted of all of our executive officers during the year, were:

Name	Position
Dr. Jorge Santos da Silva	Chief Executive Officer; Interim Chair of the Board
Matthias Bodenstedt	Chief Financial Officer
Dr. Kristian Reich	Chief Scientific Officer

Business Highlights
In 2025, we further progressed with the development of SLK, started preparations for the filing of a BLA with the Food and Drug Administration (“FDA”) in the United States, and advanced preparatory work for an anticipated first commercial launch in 2027. Business highlights included:
•
Completed enrollment and reported primary endpoint results of the Phase 3 VELA trials in hidradenitis suppurativa, and successfully conducted a subsequent Type B interaction with the FDA to validate the path to BLA;

•	Initiated an open label extension study for the VELA trials;
•	Completed enrollment and reported results of the Phase 2 LEDA trial in palmoplantar pustulosis;
•	Continued enrollment of the Phase 3 IZAR-1 and IZAR-2 trials in psoriatic arthritis;
•	Completed enrollment of the Phase 2 S-OLARIS trial in axial spondyloarthritis;
•	Initiated the Phase 2 P-OLARIS trial in seronegative spondyloarthritis;
•	Completed pharmacokinetic and human factor studies supporting the use of an autoinjector for the commercial launch of SLK;
•	Raised $75 million in additional capital to support the continued development of SLK, including the planned initiation of a Phase 3 clinical trial in palmoplantar pustulosis;
•	Entered into a debt facility with Hercules Capital, securing access of up to $500 million in non-dilutive funds;
•	Started stockpiling of drug substance of SLK to serve as launch inventory; and
•	Grew the Company from approximately 100 to 120 employees and initiated a trainee program to secure and invest in future talent.
Shareholder Advisory Vote on Executive Compensation
Each year, our shareholders are provided the opportunity to cast an advisory vote on the compensation of our named executive officers, or the “say-on-pay” vote, and the Compensation Committee considers the outcome of the prior year’s say-on-pay vote when making decisions relating to the compensation of our named executive officers and our executive compensation programs. We received 99% support for our say-on-pay proposal at our 2025 Annual Meeting, representing overall support of our executive compensation programs. We did not make any changes to our executive compensation programs as a result of the say-on-pay vote.

Compensation Highlights
Our Compensation Committee believes that executive compensation should be directly linked to short-term and long-term performance. A few of the key decisions made by the Compensation Committee aligned with such philosophy are as follows:
No base salary adjustments: Base salaries for our named executive officers remained the same in 2025.
No annual bonuses: Notwithstanding that corporate performance goals were achieved, our named executive officers voluntarily agreed to waive their cash bonus payouts for 2025.
Annual equity awards: In 2025, our named executive officers received either shares of restricted stock or options with time-based vesting requirements.
Compensation Philosophy and Objectives
Our executive officer compensation program focuses on attracting, retaining and rewarding executive officers in order to promote our long-term success. In setting compensation levels and designing the elements of our program, we seek to establish overall compensation levels that are internally equitable and competitive with the talent market. We regularly review our executive officer compensation program with the goal of motivating our executive team to achieve our strategic goals and aligning them with the interests of our shareholders.
The Compensation Committee has historically compensated executive officers with three primary compensation components: a base salary, an annual bonus opportunity and, at times, equity-based compensation. The Compensation Committee believes that cash compensation in the form of base salary and an annual bonus opportunity provides our executive officers with short-term rewards for success in achieving annual goals and objectives, and that long-term compensation through the grant of equity awards aligns the objectives of management with those of our shareholders with respect to long-term performance and success of the Company.
In setting compensation levels for our executive officers, the Compensation Committee considers a variety of factors, including peer group survey data, tenure, role, responsibilities, performance and competitive market practices. Compensation paid to our named executive officers is delivered primarily through at-risk pay, based on both short-term and long-term incentives.
In addition to our compensation elements, the following compensation program features are designed to align our executive team’s interests with shareholder interests and market best practices.
Best Practice Highlights

Use of Independent Compensation Consultant. The Compensation Committee receives objective advice from its independent compensation consultant.

Modest Perquisites. NEOs receive only modest perquisites.
Clawback Policy. The Board has adopted a clawback policy applicable to all incentive payments and performance-based equity awards granted to executive officers.

Peer Group Analysis. The Company reviews total direct compensation (base salary, annual cash incentive and long-term incentive payments) and the mix of the compensation components for the named executive officers relative to the peer group as one of the factors in determining if compensation is adequate to attract and retain executive officers.

No Hedging. The Company has adopted a policy prohibiting hedging and pledging of Company shares by directors and executive officers.

No Excise Tax Gross-Ups. Our named executive officers are not entitled to any such gross-up.

Process for Setting Compensation
Our Board and Compensation Committee review compensation practices and philosophy annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, they consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our shareholders and our desire to incentivize a long-term commitment to our Company. While we do not establish compensation levels based solely on benchmarking, pay practices at other companies are an important factor that the Compensation Committee considers in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace, based on independent third-party benchmark analytics to inform the mix of compensation of base salary, bonus and long-term incentives.
Our Compensation Committee is responsible for approving all executive compensation matters. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the CEO for all executives other than the CEO. Based on those discussions and its discretion, taking into account the factors noted above, the Compensation Committee then determines the compensation for each executive officer. In 2025, the Compensation Committee retained the services of Deloitte as its external compensation consultant, and the Compensation Committee considered Deloitte’s input on certain compensation matters as it deemed appropriate. Pursuant to the factors set forth in Item 407 of Regulation S-K of the Exchange Act, the Compensation Committee has reviewed the independence of Deloitte and conducted a conflicts of interest assessment (taking into consideration factors specified in the Nasdaq listing standards) and has concluded that Deloitte is independent and its work for the Compensation Committee has not raised any conflicts of interest. The Company also engaged Deloitte or its affiliates during fiscal year 2025 to provide services unrelated to executive compensation. These engagements, which were approved by management and of which the Compensation Committee was aware, primarily consisted of accounting-related services. Fees invoiced by Deloitte and its affiliates for services related to executive compensation totaled approximately $43,000 and for additional services totaled approximately $2.9 million during fiscal year 2025.
Use of a Peer Group
While we do not establish compensation levels based solely on benchmarking, pay practices at other companies are an important factor that the Compensation Committee considers in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace. Market data is one element considered by the Compensation Committee when making executive compensation decisions, but the Compensation Committee does not set compensation levels based solely on market data. Rather, the Compensation Committee reviews the 25th, 50th and 75th percentiles of relevant market data as one frame of reference in making its executive compensation decisions. Final executive compensation decisions reflect a variety of factors, including each executive’s experience, performance rating, the relative importance of the executive’s role within the organization, as well as where each executive’s pay level falls relative to the market data.
In order to evaluate the level of compensation for our named executive officers for 2025, our Compensation Committee, using information provided by Deloitte, established a peer group of publicly traded companies in the biopharmaceutical and biotechnology industries based on a balance of the following criteria:
•	companies with comparable market capitalizations (i.e., in the range of $1 billion to $7 billion); and
•	companies with headcounts between 30 to 704 employees.
Our 2025 peer group is comprised of the following companies in the biopharmaceutical and biotechnology industries:

Immunovant	Bicycle Therapeutics
Apellis Pharmaceuticals*	Crinetics Pharmaceuticals*
Apogee Therapeutics*	Vera Therapeutics
Verona Pharma	Pharvaris
Summit Therapeutics	Celldex Therapeutics*
Protagonist Therapeutics	Akero Therapeutics*
Spyre Therapeutics*	Kiniksa Pharmaceuticals*
Arcus Biosciences*

Due to M&A activity and other companies moving outside of a comparable market capitalization range, we added the eight companies marked with an asterisk in the table above and removed four companies (Acelyrin, Inc., Dice Therapeutics, Inc., Rapt Therapeutics, Inc., and Aclaris Therapeutics, Inc.) from our prior year’s peer group.
Key Elements of Compensation
Base Salary
Each named executive officer’s base salary is a fixed component of annual compensation for performing specific duties and functions, and has been established by our Compensation Committee taking into account each individual’s role, responsibilities, skills and experience. Base salaries for our named executive officers are reviewed annually by our Compensation Committee and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experiences. The table below sets forth the base salaries of our NEOs as of December 31, 2025, which are the same as the base salaries in 2024. Amounts were converted to U.S. Dollars (“USD”) from Swiss Francs (“CHF”) using the exchange rate applicable as of December 31, 2025 (1.266 USD to 1 CHF).

Name	2025 Base Salary
Dr. Jorge Santos da Silva	$797,848
Matthias Bodenstedt	$631,630
Dr. Kristian Reich	$797,848

Annual Bonus
Our Compensation Committee may approve annual bonuses for our named executive officers based on a review of Company performance and each named executive officer’s achievement of goals and objectives for the year.
All executive officers are assigned annual bonus targets, expressed as a percent of base salary, based on each executive officer’s accountability, scope of responsibilities, and potential impact on performance, as well as peer group competitive data for similarly situated positions. The table below sets forth the target bonus for each NEO, which are the same as the target bonus opportunities in 2024:

Name	2025 Target Bonus (% of Base Salary)
Dr. Jorge Santos da Silva	55%
Matthias Bodenstedt	50%
Dr. Kristian Reich	55%

Each of our named executive officers is eligible to receive a bonus based on the achievement of reasonable financial and business objectives approved by, in the case of Dr. Santos da Silva, the Board (with input from the Compensation Committee) or, in the case of Mr. Bodenstedt and Dr. Reich, the Compensation Committee (with input from Dr. Santos da Silva). The performance objectives for the named executive officers for fiscal year 2025 were (i) building the Company and its profile with key stakeholders, (ii) delivering the SLK development programs across indications, (iii) securing financial stability, and (iv) building the foundations for pre-market activities for a successful launch of SLK in 2027. Each of Drs. Santos da Silva and Reich and Mr. Bodenstedt voluntarily agreed to waive any cash bonus payouts for 2025 notwithstanding that corporate performance goals were deemed achieved. As a result, the Compensation Committee approved the payout of $0 for each named executive officer.
Long-Term Incentive Compensation
In February 2025, each of the named executive officers received an equity award in the form of either restricted stock awards or stock options, depending on the employee’s election with a grant date fair value targeted at $4 million (95,763 shares of restricted stock in the case of Dr. Santos da Silva and Mr. Bodenstedt and 139,273 stock options with an exercise price of $41.77 in the case of Dr. Reich). Similarly, in January 2026, each of the named executive officers received an equity award in the form of either restricted stock awards or stock options, depending on the employee’s election with a grant date fair value targeted at $4 million (354,296 shares of restricted stock in the case of Mr. Bodenstedt and 520,342 stock options with an exercise price of $11.29 in the case of Drs. Santos da Silva and Reich). The equity awards vest over a four-year period in equal annual installments on each anniversary of the grant date, subject, in each case, to continued service through each such vesting date.

Other Elements of Compensation
Benefits and Perquisites
Each named executive officer is eligible to receive retirement, survivors and disability insurance, as well as accident insurance, according to Swiss law requirements. In addition, MoonLake AG has taken out daily sickness benefits insurance, and is contributing 50% of the premiums with the other 50% contributed by the employees, for Dr. Santos da Silva and Mr. Bodenstedt, providing salary continuation payments in the amount of 80% of the insured salary, which is capped at CHF 300,000, after a 30 day waiting period for a maximum of 730 days. Due to being subject to social security outside of Switzerland, Dr. Reich is not eligible for the selected insurance plan. In addition, the officers are eligible for reimbursement for justified expenses incurred in the course of their work for MoonLake AG due to travel and other expenses. The named executive officers also received housing allowances during fiscal year 2025.
MoonLake AG operates a defined benefit pension plan (the “MoonLake AG Swiss Plan”) in accordance with local Swiss regulations and practices. It covers all of MoonLake AG’s employees that are subject to Swiss social security, including the named executive officers (other than Dr. Reich) and provides benefits in the event of death, disability, or retirement. MoonLake AG makes contributions to a retirement arrangement governed by German law on behalf of Dr. Reich. Dr. Reich’s retirement arrangement program is a defined contribution type structure whereby MoonLake AG makes contributions to a German government regulated pension plan.
Employment and Severance Terms
MoonLake AG entered into employment agreements with each of Drs. Santos da Silva and Reich on April 30, 2021, as subsequently amended on September 21, 2021 for Dr. Santos da Silva and on November 8, 2021 for Dr. Reich, and with Mr. Bodenstedt on May 10, 2021, as subsequently amended on June 22, 2021 (the “Executive Employment Agreements”, and each an “Executive Employment Agreement”). The Executive Employment Agreements are based on the same general form, and the material terms of the agreement are summarized below. The Executive Employment Agreements are governed by Swiss law.
The terms of the Executive Employment Agreements with each of Dr. Santos da Silva and Mr. Bodenstedt commenced on July 1, 2021. The term of the Executive Employment Agreement with Dr. Reich commenced on May 17, 2021. The initial terms of these agreements ran through May 1, 2023, except for Mr. Bodenstedt’s agreement, which provides for an indefinite term. Under the agreements with Drs. Santos da Silva and Reich, either the executive or MoonLake AG could have terminated the Executive Employment Agreement at the end of such initial term by providing six months’ notice. Since no such notice was provided under such agreements, the terms of the Executive Employment Agreements were extended for an indefinite period, and employment will be terminable by either party by providing six months’ notice. The Executive Employment Agreement with Mr. Bodenstedt provides for termination of his employment by either party by providing six months’ notice beginning on August 31, 2022.
The Executive Employment Agreements provided for initial levels of annual base salary and target bonus opportunity, which were subsequently increased. The Executive Employment Agreements also contain provisions relating to certain payments upon a termination of employment as described in further detail under the section titled “Potential Payments Upon Termination or Change of Control”. It is the Compensation Committee’s belief that the Executive Employment Agreements are necessary from a competitive perspective and contribute to the stability of the management team.
Other Policies
Clawback Policy
We have adopted an Incentive Compensation Clawback Policy, which is intended to comply with the requirements of Nasdaq Listing Standard 5608 implementing Rule 10D-1 under the Exchange Act. In the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, the Company will recover, on a reasonably prompt basis, the excess incentive-based compensation received by any covered executive during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements.
Insider Trading Policies and Prohibitions on Hedging and Pledging
We have adopted insider trading policies and procedures governing the purchase, sale and other transactions in Company securities by the Company’s directors, officers, employees, consultants and contractors, as well as the

Company itself, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and Nasdaq listing standards. Our directors and executive officers also are prohibited from engaging in pledging transactions.
Our insider trading policy prohibits our directors, officers, employees, consultants and contractors from engaging in (a) short-term trading; (b) short sales; (c) transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities; and (d) hedging transactions.
Practices on Timing of Equity Awards
We aim to grant annual equity awards on the first day of the calendar year or as soon as practical thereafter. Notwithstanding the foregoing, in 2025, equity awards to our executive officers were not granted until February 27 due to certain administrative procedures that had to be completed to operationalize the new annual award scheme. We do not have any program, plan or practice to time award dates of stock option grants to our executive officers in coordination with the release of material nonpublic information. Equity awards may occasionally be granted following a significant change in job responsibilities or to meet special retention or performance objectives. During 2025, the Compensation Committee did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During 2025, a named executive officer was awarded stock options with an effective grant date during the period beginning four business days before the filing or furnishing of a Form 10-Q, Form 10-K or Form 8-K, and ending one business day after the filing or furnishing of such reports, as summarized in the table below:

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($/Sh)	Grant Date Fair Value of the Award
Percentage Change in the
Closing Market Price of the
Securities
Underlying the Award Between
the Trading Day Ending
Immediately Prior to the
Disclosure of Material
Nonpublic
Information and the Trading
Day Beginning Immediately
Following the Disclosure of
Material Nonpublic
Information

Dr. Kristian Reich	February 27, 2025	139,273	$41.77	$4,000,021	2.55%

Risk Management
For fiscal year 2025, the Company conducted its annual review of executive and non-executive compensation programs, with particular emphasis on incentive compensation plans and programs. Based on this review, the Company evaluated the primary components of its compensation plans and practices to identify whether those components, either alone or in combination, properly balanced compensation opportunities and risk. Furthermore, the Compensation Committee retains its own independent compensation consultant to provide input on executive pay matters, meets regularly, and approves all performance goals, award vehicles, and pay opportunity levels for named executive officers. As a result of this evaluation, the Company concluded that risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse impact on the Company.
Report of the Compensation Committee
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2025.
This report is provided by the following directors, who serve on the Compensation Committee:
Dr. Andrew Phillips (Chair)
Catherine Moukheibir
Spike Loy

2025 Summary Compensation Table
The following table summarizes the compensation awarded to, earned by or paid to our NEOs for 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Dr. Jorge Santos da Silva Chief Executive Officer and Interim Chair of the Board	2025	762,386	—	4,000,021	—	155,880	24,922	4,943,209
	2024	698,245	574,254	—	—	109,913	23,626	1,406,038
	2023	586,333	589,819	—	—	—	22,063	1,198,215
Matthias Bodenstedt Chief Financial Officer	2025	603,555	—	4,000,021	—	66,023	22,977	4,692,576
	2024	552,777	413,289	—	—	44,687	21,802	1,032,555
	2023	446,837	424,491	—	—	—	20,269	891,597
Dr. Kristian Reich Chief Scientific Officer	2025	762,386	—	—	4,000,021	—	33,086	4,795,493
	2024	698,245	574,254	—	—	—	30,440	1,302,939
	2023	586,333	589,819	—	—	—	54,752	1,230,904

(1)
Represents all amounts earned as salary during the applicable fiscal year. For fiscal year 2025, the salary amounts have been converted to USD from CHF using the exchange rate applicable on the last day of each calendar month (January 31, 2025: 1.099 USD to 1 CHF; February 28, 2025: 1.109 USD to 1 CHF; March 31, 2025: 1.135 USD to 1 CHF; April 30, 2025: 1.213 USD to 1 CHF; May 31, 2025: 1.215 USD to 1 CHF; June 30, 2025: 1.254 USD to 1 CHF; July 31, 2025: 1.241 USD to 1 CHF; August 31, 2025: 1.247 USD to 1 CHF; September 30, 2025: 1.255 USD to 1 CHF; October 31, 2025: 1.246 USD to 1 CHF; November 30, 2025: 1.242 USD to 1 CHF; December 31, 2025: 1.266 USD to 1 CHF). For fiscal year 2024, the salary amounts have been converted to USD from CHF using the exchange rate applicable on the last day of each calendar month (January 31, 2024: 1.160 USD to 1 CHF; February 29, 2024: 1.136 USD to 1 CHF; March 31, 2024: 1.112 USD to 1 CHF; April 30, 2024: 1.095 USD to 1 CHF; May 31, 2024: 1.105 USD to 1 CHF; June 30, 2024: 1.114 USD to 1 CHF; July 31, 2024: 1.132 USD to 1 CHF; August 31, 2024: 1.186 USD to 1 CHF; September 30, 2024: 1.186 USD to 1 CHF; October 31, 2024: 1.152 USD to 1 CHF; November 30, 2024: 1.135 USD to 1 CHF; December 31, 2024: 1.105 USD to 1 CHF). For fiscal year 2023, the salary amounts have been converted to USD from CHF using the exchange rate applicable on the last day of each calendar month (January 31, 2023: 1.085 USD to 1 CHF; February 28, 2023: 1.067 USD to 1 CHF; March 31, 2023: 1.088 USD to 1 CHF; April 30, 2023: 1.117 USD to 1 CHF; May 31, 2023: 1.104 USD to 1 CHF; June 30, 2023: 1.111 USD to 1 CHF; July 31, 2023: 1.149 USD to 1 CHF; August 31, 2023: 1.135 USD to 1 CHF; September 30, 2023: 1.096 USD to 1 CHF; October 31, 2023: 1.106 USD to 1 CHF; November 30, 2023: 1.143 USD to 1 CHF; December 31, 2023: 1.192 USD to 1 CHF).

(2)
Represents amounts earned based on the achievement of performance goals determined in accordance with each officer’s employment agreement. For fiscal year 2024, the bonus amounts have been converted to USD from CHF using the exchange rate of 1.105 USD to 1 CHF as of December 31, 2024. For fiscal year 2023, the bonus amounts have been converted to USD from CHF using the exchange rate of 1.192 USD to 1 CHF as of December 31, 2023.

(3)
For 2024 and 2023, no new equity awards were granted to the named executive officers. In 2025, Dr. Santos da Silva and Mr. Bodenstedt were granted time-based restricted shares and Dr. Reich was granted time-based stock options. Amounts reported reflect the grant date fair values as calculated in accordance with FASB ASC Topic 718. For stock awards, the grant date fair value is calculated by multiplying the number of shares granted by the closing share price on the date of grant. For option awards, the grant date fair value is calculated using the Black-Scholes option valuation model. For a discussion of the assumptions made in the valuation of options granted in 2025, see Note 14 — “Share-based Compensation” of our audited consolidated financial statements as of and for the period ended December 31, 2025 in our Annual Report on Form 10-K for further information.

(4)
The amounts reported in this column represent the aggregate change in the actuarial present value of the named executive officers’ accumulated benefits under all defined benefit and actuarial pension plans in fiscal 2025. For fiscal year 2025, the amounts in this column have been converted to USD from CHF using the exchange rate of 1.266 USD to 1 CHF as of December 31, 2025. For fiscal year 2024, the amounts in this column have been converted to USD from CHF using the exchange rate of 1.105 USD to 1 CHF as of December 31, 2024. The Company qualified as a “smaller reporting company” for the year ending December 31, 2023 and was not required to disclose amounts in this column for that period.

(5)
The amounts reported for all of the named executive officers for 2025 include amounts paid as a housing allowance ($23,924 for Dr. Santos da Silva, $21,979 for Mr. Bodenstedt and $27,120 for Dr. Reich) and, for Dr. Santos da Silva and Mr. Bodenstedt, $998 in Company contributions to voluntary sick leave insurance premiums. For Dr. Reich, the amount reported for 2025 further includes $5,966 in Company contributions to a German government regulated pension plan. For fiscal years 2025, 2024 and 2023, these amounts have been converted to USD from CHF using the exchange rate applicable on the last day of each calendar month as described in footnote (1) above.

2025 Grants of Plan-Based Awards Table
The following table sets forth the grants of plan-based awards made to our NEOs during 2025.

Name	Grant Date	All Other Share Awards: Number of Shares or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Dr. Jorge Santos da Silva	2/27/2025	95,763	—	—	4,000,021
Matthias Bodenstedt	2/27/2025	95,763	—	—	4,000,021
Dr. Kristian Reich	2/27/2025	—	139,273	41.77	4,000,021

Outstanding Equity Awards at 2025 Fiscal Year End Table
The following table sets forth information regarding outstanding equity awards at the end of 2025 for each of our NEOs.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Option Awards Exercisable (#)	Number of Securities Underlying Unexercised Option Awards Unexercisable (#)	Option Award Exercise Price ($)	Option Award Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Dr. Jorge Santos da Silva	01/18/2022(2)	—	—	—	—	7,401	97,545
	02/27/2025(3)	—	—	—	—	95,763	1,262,156
Matthias Bodenstedt	01/18/2022(2)	—	—	—	—	11,101	146,311
	02/27/2025(3)	—	—	—	—	95,763	1,262,156
Dr. Kristian Reich	01/18/2022(2)	—	—	—	—	7,401	97,545
	02/27/2025(3)	—	139,273	$41.77	02/27/2035	—	—

(1)	Based on the closing price of $13.18 on December 31, 2025, which was the last trading day of 2025.
(2)
Represents the remaining unvested portion of 10,000, 15,000 and 10,000 shares of MoonLake AG, respectively, for Drs. Santos da Silva and Reich and Mr. Bodenstedt purchased under the Employee Share Participation Plan at a purchase price equal to the nominal value per share of CHF 0.10 that were subsequently converted into Class A Ordinary Shares of MoonLake Immunotherapeutics based on the exchange ratio of 1 share of MoonLake AG into 33.638698 MoonLake Immunotherapeutics Class A Ordinary Shares. Subject to the executive’s continued employment through each applicable vesting date, these shares vest in accordance with the following vesting schedule: (i) 25% of the shares vested on January 18, 2023 and (ii) 2.08% of the shares vest each month thereafter until fully vested. Until such shares fully vest, MoonLake AG may repurchase such shares at a repurchase price equal to such nominal value in the event the employment of the respective officer terminates.

(3)
Represents an award of restricted stock or stock options, as applicable, that vest in four equal annual installments on February 27, 2026, 2027, 2028, and 2029, subject, in each case, to continued service through each applicable date.

Option Exercises and Stock Vested Table
The following table sets forth information regarding the stock awards vested for our named executive officers during fiscal 2025. None of our named executive officers exercised any stock options during 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dr. Jorge Santos da Silva	83,962	3,075,325
Matthias Bodenstedt	125,943	4,612,988
Dr. Kristian Reich	83,962	3,075,325

Fiscal Year 2025 Pension Benefits
The following table sets forth the pension benefits of the named executive officers as of December 31, 2025.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Dr. Jorge Santos da Silva	MoonLake AG Swiss Plan	4.5	797,148	—
Matthias Bodenstedt	MoonLake AG Swiss Plan	4.5	377,642	—

MoonLake AG Swiss Plan
The MoonLake AG Swiss Plan complies with Swiss tax requirements applicable to broad-based pension plans. Normal retirement age under the MoonLake AG Swiss Plan is 65, for men, and 64, for women. All benefits are immediately vested.
Under the MoonLake AG Swiss Plan, 15% of pensionable salary is contributed as retirement credit with additional contributions for death and disability benefits. MoonLake AG makes 50% of the contributions, and the covered employee makes 50% of the contributions. For 2025, participants received an interest rate of return of 4.0% on retirement assets under the Swiss Federal Law on Occupational Retirement, Survivors’ and Disability Pension Plans (BVG) and 4.0% on extra-mandatory retirement assets. Pensionable salary under the MoonLake AG Swiss Plan is the annual base salary. The Present Value of Accumulated Benefit reported in the table above is the actual account value in the named executive officer’s pension fund, converted to USD from CHF using the exchange rate of 1.266 USD to 1 CHF as of December 31, 2025.
Annual benefits under the MoonLake AG Swiss Plan are calculated at a named executive officer’s retirement date and are equal to a percentage of the named executive officer’s account balance specified in the MoonLake AG Swiss Plan based on his age and retirement year. Under Swiss pension law, participants who were covered by the pension plan of another employer are required to transfer the termination benefit of that pension plan into the MoonLake AG Swiss Plan. Participants are permitted to withdraw part of the termination benefit, or pledge the termination benefit, for home ownership. Valuation assumptions with respect to the MoonLake AG Swiss Plan are included in our audited consolidated financial statements as of and for the period ended December 31, 2025 in our Annual Report on Form 10-K.
Potential Payments Upon Termination or Change of Control
The table below reflects the amount of compensation that would become payable to each of the named executive officers under existing plans and arrangements if that named executive officer’s employment had terminated on December 31, 2025 (pursuant to the executive’s arrangements then in effect) and/or a change of control had occurred on such date, given the named executive officer’s compensation levels as of such date and, if applicable, based on the Company’s closing share price on that date of $13.18. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including benefits generally available to salaried employees, such as distributions under the Company’s 401(k) plan. The actual amounts that would be paid upon a named executive officer’s termination of employment can be determined only at the time of such named executive officer’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below.
In the event of a termination of employment by either Dr. Santos da Silva or Reich, he will be entitled to receive a prorated payment of his annual bonus based on the level of achievement through the date of termination. In the event of a termination of employment of either such executive by MoonLake AG, the board of directors of MoonLake AG will determine whether a bonus will be paid and the amount to be paid. Mr. Bodenstedt is not eligible for a bonus if at the time of the payment of the bonus, his employment is pending termination.
Each of the Executive Employment Agreements includes an intellectual property assignment agreement, as well as a perpetual covenant prohibiting the officer from utilizing and disclosing confidential information, a non-competition covenant, an employee non-solicitation covenant and a customer non-solicitation covenant. For Drs. Santos da Silva and Reich, each of these covenants is in effect during the employment term and for a period of six months following a termination of employment. For Mr. Bodenstedt, the non-competition covenant is in effect during the employment term and for a period of twelve months following a termination of employment, and the employee non-solicitation covenant and the customer non-solicitation covenant are in effect during the employment term and for a period of eighteen months following a termination of employment. Such non-compete and non-solicitation covenants are referred to herein as the “post-termination restrictive covenants”.
If either Drs. Santos da Silva or Reich terminates his employment, then he is entitled to receive monthly compensation during the duration of such post-termination restrictive covenants in an amount of his last monthly fixed salary (gross). If he terminates his employment without just cause, then MoonLake AG may waive its right to enforce such post-termination restrictive covenants and thereby cease making such post-termination payments to the officer.
If MoonLake AG terminates the officer’s employment, then he is entitled to receive monthly compensation during the duration of such post-termination restrictive covenants in an amount of his monthly fixed salary (gross) plus an amount equal to one-twelfth of his annual target bonus. The officer would be entitled to receive such payments even if MoonLake AG waives its right to enforce the post-termination restrictive covenants.
In the event an officer, including Mr. Bodenstedt, breaches his obligations under the post-termination restrictive covenants, he would owe a contractual penalty to MoonLake AG of CHF 100,000 for each individual breach. MoonLake AG would also be entitled to additional damages and to seek specific performance as a remedy. In addition, the officer would forfeit any remaining amounts that would have otherwise been payable during the duration of the post-termination restrictive covenants, and the officer would be required to repay any payments he previously received during the post-termination restrictive covenant period.
If the post-termination restrictive covenants are unenforceable, lapse or are not effective under applicable law, then Drs. Santos da Silva and Reich will instead receive a severance payment equal to 50% of his then current annual gross salary (plus 50% of his annual target bonus in the event MoonLake AG is the party that terminates employment) payable ratably over the six-month post-termination period.
In the event of a change in control, all unvested equity awards would vest immediately.
Potential Payments Upon Termination or Change of Control Table

Name	Voluntary Termination ($)	Involuntary Termination (Without Cause or for Good Reason) Not in Connection with a Change in Control ($)	Involuntary Termination in Connection with a Change in Control ($)	Change in Control ($)
Dr. Jorge Santos da Silva
Base Salary	398,924	398,924	398,924	—
Healthcare	—	—	—	—
Bonus	—	219,408	219,408	—
Option Awards	—	—	—	—
Stock Awards	—	—	1,359,701	1,359,701
Total	398,924	618,332	1,978,033	1,359,701
Matthias Bodenstedt
Base Salary	—	—	—	—
Healthcare	—	—	—	—
Bonus	—	—	—	—
Option Awards	—	—	—	—
Stock Awards	—	—	1,408,467	1,408,467
Total	—	—	1,408,467	1,408,467
Dr. Kristian Reich
Base Salary	398,924	398,924	398,924	—
Healthcare	—	—	—	—
Bonus	—	219,408	219,408	—
Option Awards	—	—	—	—
Stock Awards	—	—	97,545	97,545
Total	398,924	618,332	715,877	97,545

CEO Pay Ratio
Pursuant to Item 402(u) of Regulation S-K, we are required to calculate and disclose the median of the annual total compensation of all of our employees (excluding our CEO, Dr. Santos da Silva), the annual total compensation of Dr. Santos da Silva, and the ratio of these two amounts.
As permitted under the SEC rules, we used the same median employee as last year because we believe we did not experience any changes in our employee population or employee compensation arrangements that would significantly impact the pay ratio disclosure. Our median employee was identified using the entire population of our employees as of December 31, 2024 based on a consistently applied compensation measure, or CACM, that reasonably reflects the annual compensation of our employees. The CACM selected by us for our disclosure was the base salary per December 31, 2024 plus the target bonus opportunity.
Based on the CACM methodology described above, we identified the median employee and then calculated the fiscal 2025 compensation for this selected employee in the same manner we determine the annual total compensation of our NEOs for purposes of the Summary Compensation Table. The median of the annual total compensation of all our employees was $237,155. Dr. Santos da Silva’s fiscal 2025 annual total compensation as disclosed in the 2025 Summary Compensation Table was $4,943,209. As a result, our CEO to median employee pay ratio for fiscal 2025 is 20.8:1.
This pay ratio is a reasonable estimate calculated by a method consistent with the SEC requirements, described above, based on our payroll and employment records. As a result of a variety of factors, including employee populations, potential differences in the components used for the CACM, compensation philosophies and certain assumptions, pay ratios reported by other companies may not be comparable to our pay ratio. The pay ratio is not utilized by our management or our Compensation Committee for compensation-related decisions.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On:
					Total Shareholder Return (“TSR”)(5)	Peer Group TSR(6)	Net Loss(7)	Company -Selected Measure(8)
2025	$4,943,209	$340,955	$4,744,035	$(423,555)	$133	$109	$(227,317,723)
2024	$1,406,038	$(225,066)	$1,167,747	$(800,701)	$548	$80.6	$(118,935,517)
2023	$1,198,215	$17,019,715	$1,061,251	$18,652,222	$611	$79.8	$(36,007,260)
2022	$4,477,381	$2,129,527	$5,099,113	$3,999,495	$106	$74.1	$(49,973,249)

(1)	The dollar amounts reported are the amounts of total compensation reported in our Summary Compensation Table.
(2)
The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, these amounts reflect “Total Compensation” as set forth in the Summary Compensation Table for each year, adjusted as shown below for the most recent fiscal year. Equity values are calculated in accordance with ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Compensation Actually Paid to PEO	2025
Summary Compensation Table Total	$4,943,209
Less, value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	(4,000,021)
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	1,262,156
Plus, fair value as of vesting date of equity awards granted and vested in the year	—
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	(303,199)
Plus (less), change in fair value from prior fiscal year end to vesting date of equity awards granted in prior years that vested in the year	(1,471,227)

Compensation Actually Paid to PEO	2025
Less, prior year-end fair value for any equity awards forfeited in the year	—
Less, change in accumulated benefits under defined benefit and actuarial pension plans reported in Summary Compensation Table	(155,880)
Plus, aggregate defined benefit and actuarial pension plan service cost and prior service cost	65,917
Plus, dividends or other earnings paid on awards in the covered fiscal year prior to vesting if not otherwise included in the Summary Compensation Table Total for the covered fiscal year	—
Compensation Actually Paid to PEO	$340,955

(3)
The dollar amounts reported represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding our CEO) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding our CEO) included for purposes of calculating the average amounts in each applicable year are Dr. Reich and Mr. Bodenstedt.

(4)
The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our CEO), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding our CEO) during the applicable year. In accordance with the SEC rules, these amounts reflect “Total” as set forth in the Summary Compensation Table for each year, adjusted as shown below for the most recent fiscal year. Equity values are calculated in accordance with ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

Average Compensation Actually Paid to Non-PEO NEOs	2025
Average Summary Compensation Table Total	$4,744,035
Less, average value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	(4,000,021)
Plus, average year-end fair value of outstanding and unvested equity awards granted in the year	1,057,581
Plus, average fair value as of vesting date of equity awards granted and vested in the year	—
Plus (less), average year over year change in fair value of outstanding and unvested equity awards granted in prior years	(378,999)
Plus (less), average change in fair value from prior fiscal year end to vesting date of equity awards granted in prior years that vested in the year	(1,839,034)
Less, prior year-end fair value for any equity awards forfeited in the year	—
Less, change in accumulated benefits under defined benefit and actuarial pension plans reported in Summary Compensation Table	(33,012)
Plus, aggregate defined benefit and actuarial pension plan service cost and prior service cost	25,895
Plus, dividends or other earnings paid on awards in the covered fiscal year prior to vesting if not otherwise included in the Summary Compensation Table Total for the covered fiscal year	—
Average Compensation Actually Paid to Non-PEO NEOs	$(423,555)

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2021. No dividends were paid during the periods presented.

(6)	The peer group used for this purpose is the Nasdaq Biotechnology Index.
(7)	The dollar amounts reported represent the amount of net loss attributable to controlling interest shareholders, reflected in the Company’s audited financial statements for the applicable year.
(8)
The Company does not use any financial performance measures to link executive compensation actually paid to Company performance. Consequently, no “Company Selected Measure” is included in the table above.

Analysis of the Information Presented in the Pay versus Performance Table
Our executive compensation program reflects a variable pay-for-performance philosophy. While we utilize several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, we generally seek to incentivize long-term performance, and therefore do not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid, Cumulative TSR, and Peer Group TSR

Compensation Actually Paid versus TSR
Total Compensation Actually Paid in $ million Millions
20.0
15.0
10.0
5.0
0.0
-5.0
$700
$600
$500
$400
$300
$200
$100
$0
Total Shareholder Return
18.65
17.02
611
548
4.00
2.13
0.34
-0.23
-0.80
-0.42
100
106
133
100
74
80
81
109
2021
2022
2023
2024
2025
PEO Compensation Actually Paid
Average Non-PEO Compensation Actually Paid
MoonLake Immunotherapeutics TSR
Industry Index (XBI) TSR

Compensation Actually Paid and Net Income (Loss)

Compensation Actually Paid versus Net Income (Loss)
Total Compensation Actually Paid in $ million
Millions
20.0
15.0
10.0
5.0
0.0
-5.0
$0
-$50
-$100
-$150
-$200
-$250
-$300
Net Income (Loss) in $ Million
2.13
4.00
17.02
18.65
-0.23
-0.80
0.34
-0.42
-50.0
-36.0
-118.9
-227.3
2022
2023
2024
2025
PEO Compensation Actually Paid
Average Non-PEO Compensation Actually Paid
Net Income (Loss)

Financial Performance Measures
As described in greater detail in the Compensation Discussion and Analysis section, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for our short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The Company does not currently use any financial performance measures to link executive compensation actually paid to our performance. However, the most important performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•	Building the Company and its profile with key stakeholders including execution against hiring plans;
•	Delivering the SLK development programs across indications including study initiation and enrollment as per plans;
•	Securing financial stability by raising capital, securing non-dilutive sources of financing and managing cash burn; and
•	Building the foundations for pre-market activities for a successful launch of SLK in 2027.

CERTAIN INFORMATION ABOUT OUR ORDINARY SHARES
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information known to us regarding the beneficial ownership of our voting ordinary shares as of April 1, 2026 (except as otherwise indicated in the footnotes to the table), by:
•	each shareholder or group of shareholders known by us as of such date to be the beneficial owner of more than five percent (5%) of the outstanding shares of each class of our voting ordinary shares;
•	each of our directors and nominees;
•	each of our named executive officers; and
•	all of our current directors and executive officers as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including any shares that the individual has the right to acquire within 60 days after the date of this table. Unless otherwise indicated, to our knowledge and subject to community property rules, we believe that all persons named in the table below have sole voting and sole investment power with respect to the voting securities beneficially owned by them.
Pursuant to our MAA, each Class A Ordinary Share entitles the holders thereof to one vote per share and such economic rights as are set forth in the MAA. The beneficial ownership in the table below is based on 72,605,691 Class A Ordinary Shares outstanding as of the date of this table.

Name and Address of Beneficial Owners	Number of Shares Beneficially Owned	% of Shares Beneficially Owned
Named Executive Officers and Directors(1)
Dr. Jorge Santos da Silva	3,074,893	4.2%
Dr. Kristian Reich(2)	3,044,758	4.2%
Matthias Bodenstedt	1,276,305	1.8%
Dr. Andrew Phillips(3)	70,667	*
Spike Loy(3)	25,667	*
Catherine Moukheibir(3)	47,167	*
Dr. Ramnik Xavier(3)	70,667	*
All Current Executive Officers and Directors as a Group (Seven Individuals)(4)	7,610,124	10.4%
Greater than Five Percent Holders
Certain funds managed by BVF Partners L.P.(5)	16,001,284	22.0%
Entities affiliated with Deep Track Capital, LP(6)	4,610,071	6.3%
Entities affiliated with Cormorant Asset Management, LP(7)	4,355,433	6.0%

*	Represents beneficial ownership of less than one percent.
(1)	Unless otherwise noted, the business address of each of the entities or individuals listed is Dorfstrasse 29, 6300 Zug, Switzerland.
(2)
Includes (i) 2,974,551 Class A Ordinary Shares held by JeruCon Beratungsgesellschaft mbH, (ii) 35,389 Class A Ordinary Shares held by Dr. Reich and (iii) 34,818 Class A Ordinary Shares underlying options exercisable within 60 days of the date of this table. Dr. Reich may be deemed to beneficially own the shares held by JeruCon Beratungsgesellschaft mbH.

(3)	Consists entirely of Class A Ordinary Shares underlying options exercisable within 60 days of the date of this table.
(4)	Consists of (i) 7,361,138 Class A Ordinary Shares and (ii) 248,986 Class A Ordinary Shares underlying options exercisable within 60 days of the date of this table.
(5)
Based on a Schedule 13D/A filed on April 2, 2026 and consists of (i) 8,302,735 Class A Ordinary Shares held by Biotechnology Value Fund, L.P. (“BVF”), (ii) 6,599,722 Class A Ordinary Shares held by Biotechnology Value Fund II, L.P. (“BVF2”), (iii) 1,039,238 Class A Ordinary Shares held by Biotechnology Value Trading Fund OS, L.P. (“Trading Fund OS”) and (iv) 59,589 Class A Ordinary Shares held by a certain managed account (the “Partners Managed Account”). BVF I GP LLC (“BVF GP”), as the general partner of BVF, may be deemed to beneficially own the shares beneficially owned by BVF. BVF II GP LLC (“BVF2 GP”), as the general partner of BVF2, may be deemed to beneficially own the shares beneficially owned by BVF2. BVF Partners OS Ltd. (“Partners OS”), as the general partner of Trading Fund OS, may be deemed to beneficially own the shares beneficially owned by Trading Fund OS. BVF GP Holdings LLC (“BVF GPH”), as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF and BVF2. Partners, as the investment manager of each of BVF, BVF2, Trading Fund OS and the Partners Managed Account, and the sole member of Partners OS, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS and held in the Partners Managed Account. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the shares beneficially owned by Partners. Mark Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the shares beneficially owned by BVF Inc. Pursuant to a certain agreement entered into between Mr. Loy and Partners, Mr. Loy is obligated to transfer to Partners the economic benefit, if any, received upon the sale of the shares issuable upon the exercise of his options. BVF GP disclaims beneficial ownership of the shares beneficially owned by BVF. BVF2 GP disclaims beneficial ownership of the shares beneficially owned by BVF2. Partners OS disclaims beneficial ownership of the shares beneficially owned by Trading Fund OS. BVF GPH disclaims beneficial ownership of the shares beneficially owned by BVF and BVF2. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares beneficially owned by BVF, BVF2 and Trading Fund OS and held in the Partners Managed Account. Mr. Loy disclaims beneficial ownership of the shares that he does not directly own. The business address for each of the entities and Mr. Lampert is 44 Montgomery St., 40th Floor, San Francisco, California 94104.
(6)
Based on a Schedule 13G filed on November 12, 2025 and consists of 4,610,071 Class A Ordinary Shares held by entities affiliated with Deep Track Capital, LP (“Deep Track”). Deep Track, Deep Track Biotechnology Master Fund, Ltd. (“Master Fund”) and David Kroin hold shared voting and dispositive power over the shares. The business address of Deep Track and Mr. Kroin is 200 Greenwich Ave., 3rd Floor, Greenwich, Connecticut 06830. The business address of Master Fund is c/o Walkers Corporate Limited, 190 Elgin Ave., George Town, KY1-9001, Cayman Islands.

(7)
Based on a Schedule 13G filed on February 17, 2026 and consists of 4,355,433 Class A Ordinary Shares held by entities affiliated with Cormorant Asset Management, LP (“Cormorant”). Cormorant and Bihua Chen hold shared voting and dispositive power over the shares. The business address of Cormorant and Ms. Chen is 200 Clarendon St., 52nd Floor, Boston, Massachusetts 02116.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table contains information about our equity compensation plans as of December 31, 2025. As of December 31, 2025, we had outstanding awards under the Incentive Plan.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	2,156,512(1)	$24.76(2)	1,836,618(3)
Equity compensation plans not approved by security holders	—	—	—
Total	2,156,512	$24.76	1,836,618

(1)	Represents share options granted under the Incentive Plan.
(2)	Reflects the weighted-average exercise price of share options granted under the Incentive Plan.
(3)	Represents shares available under the Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a summary of each transaction or series of similar transactions since January 1, 2025, or any currently proposed transaction, to which we were or are a party in which:
•	the amount involved exceeds $120,000; and
•
any of our directors or executive officers, any holder of more than 5% of any class of our voting ordinary shares or any member of his or her immediate family had or will have a direct or indirect material interest, other than compensation and other arrangements that are described under the section titled “Executive Compensation” or that were approved by our Compensation Committee.

Beneficial ownership of securities is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to such securities.
Related Party Transactions
Amended and Restated Registration Rights Agreement
On April 5, 2022, MoonLake AG entered into the Amended and Restated Registration Rights Agreement with Helix Holdings LLC, a Cayman Islands limited liability company, and the existing equityholders of MoonLake AG and equityholders of MoonLake AG that executed joinders to the Business Combination Agreement dated October 4, 2021, pursuant to which, among other things, the parties thereto were granted certain customary registration rights with respect to Class A Ordinary Shares beneficially held by them, directly or indirectly, and subject to transfer restrictions with respect to the Class A Ordinary Shares and Class C Ordinary Shares beneficially held by them, as applicable.
Related Party Transaction Policy
We have adopted a written related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person (as defined above) are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years. Transactions involving compensation for services provided to us as an employee or director, among other limited exceptions, are deemed to have standing pre-approval by the Audit Committee but may be specifically reviewed if appropriate in light of the facts and circumstances.
Under the policy, if a transaction has been identified as a related person transaction, our Audit Committee must review the material facts and either approve or disapprove of the entry into the transaction. If advance approval of the transaction is not feasible, then the transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified at the next regularly scheduled meeting. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to avoid activities that create or give the appearance of a conflict of interest, and directors and executive officers must consult and seek prior approval of potential conflicts of interest from the Audit Committee. In considering related party transactions, our Audit Committee will take into account the relevant available facts and circumstances including, but not limited to:
•	whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and
•	the extent of the related person’s interest in the transaction.
The related party transactions described above were consummated prior to our adoption of the formal, written policy described above, and, accordingly, the foregoing policies and procedures were not followed with respect to these transactions. However, we believe that the terms obtained or consideration that we paid or received, as applicable, in connection with these transactions were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions at such time.

OTHER MATTERS
Shareholder Proposals and Director Nominations for Next Year’s Annual General Meeting
Pursuant to Rule 14a-8 of the Exchange Act, shareholders who wish to submit proposals for inclusion in the proxy statement for the 2027 Annual General Meeting of Shareholders must send such proposals to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of the close of business (6:00 p.m. Central European Time) on December 22, 2026 and must comply with Rule 14a-8 of the Exchange Act. The submission of a shareholder proposal does not guarantee that it will be included in the proxy statement.
As set forth in our MAA, if a shareholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2027 Annual General Meeting of Shareholders, the shareholder’s notice must be received by our Corporate Secretary at the address set forth on the first page of this Proxy Statement no earlier than the 120th day and no later than the 90th day before the anniversary of the last annual general meeting; provided, however, that if the date of the annual general meeting is more than 30 days before or after such anniversary date, the shareholder’s notice must be delivered not later than the later of (x) the close of business on the 90th day prior to such annual general meeting and (y) if the first public announcement of the date of such meeting is less than 100 days prior to the meeting, 10 days following the date of the first public announcement of the meeting date. Therefore, unless the 2027 Annual General Meeting of Shareholders is more than 30 days before or after the anniversary of the Annual Meeting, notice of proposed nominations or proposals (other than pursuant to Rule 14a-8 of the Exchange Act) must be received by our Corporate Secretary no earlier than February 4, 2027 and no later than the close of business (6:00 p.m. Central European Time) on March 6, 2027. Any such director nomination or shareholder proposal must be a proper matter for shareholder action and must comply with the terms and conditions set forth in our MAA. If a shareholder fails to meet these deadlines or fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. In addition to satisfying the deadlines in the advance notice provisions of our MAA, a shareholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions for the 2027 Annual General Meeting of Shareholders must provide the notice required under Rule 14a-19 of the Exchange Act to our Corporate Secretary in writing not later than the close of business (6:00 p.m. Central European Time) on April 5, 2027. We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.
Delivery of Documents to Shareholders Sharing an Address
A number of brokerage firms have adopted a procedure approved by the SEC called “householding”. Under this procedure, certain shareholders who have the same address and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials, including this Proxy Statement, the Notice and our Annual Report on Form 10-K for the year ended December 31, 2025, until such time as one or more of these shareholders notifies us that they wish to receive individual copies. This procedure helps to reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call 41-41-510-8022, and we will promptly deliver the proxy materials to you. Please contact your broker if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings.
Availability of Additional Information
We will provide, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2025, including exhibits, on the written or oral request of any shareholder of the Company. Please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call the number above.

APPENDIX A: MOONLAKE IMMUNOTHERAPEUTICS AMENDED AND RESTATED 2022 EQUITY INCENTIVE PLAN
1.	Purpose
The purpose of this MoonLake Immunotherapeutics 2022 Amended and Restated Equity Incentive Plan (the “Plan”) is to promote and closely align the interests of employees, officers, non-employee directors and other service providers of MoonLake Immunotherapeutics and its shareholders by providing share-based compensation and other performance-based compensation. The objectives of the Plan are to attract and retain the best available employees for positions of substantial responsibility and to motivate Participants to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s shareholders. The Plan provides for the grant of Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock and Other Share-Based Awards and for Incentive Bonuses, which may be paid in cash, Common Shares or a combination thereof, as determined by the Committee.
2.	Definitions
As used in the Plan, the following terms shall have the meanings set forth below:
(a) “Act” means the U.S. Securities Exchange Act of 1934, as amended.
(b) “Affiliate” means any entity in which the Company has a substantial direct or indirect equity interest, as determined by the Committee from time to time.
(c) “Award” means an Option, Stock Appreciation Right, Restricted Stock Unit, Restricted Stock, Other Share-Based Award or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan, any of which may be subject to performance conditions.
(d) “Award Agreement” means a written or electronic agreement or other instrument as may be approved from time to time by the Committee and designated as such implementing the grant of each Award. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Committee and designated as such.
(e) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Act.
(f) “Board” means the Board of Directors of the Company.
(g) “Cause” has the meaning set forth in the written employment, offer, services or severance agreement or letter between the Participant and the Company or an Affiliate, or, if there is no such agreement or no such term is defined in such agreement, means a Participant’s Termination of Employment by the Company or an Affiliate by reason of (i) the Participant’s material breach of any agreement between the Participant and the Company or an Affiliate or any policy of the Company of an Affiliate; (ii) the willful failure or refusal by the Participant to substantially perform his or her duties; (iii) the commission or conviction of the Participant of, or the entering of a plea of nolo contendere by the Participant with respect to, (A) a felony or (B) a misdemeanor involving moral turpitude; or (iv) the Participant’s gross misconduct that causes harm to the reputation of the Company. A Participant’s employment or service will be deemed to have been terminated for Cause if it is determined subsequent to such Participant’s Termination of Employment that grounds for a Termination of Employment for Cause existed at the time of such Termination of Employment, as determined by the Committee.
(h) “Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any one of the following:
(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person or any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in Section 2(h)(iii) below;
(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: (A) individuals who, on the Effective Date (as defined below), constitute the Board and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least a majority of the directors then still in office who were either directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;
(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or
(iv) the implementation of a plan of complete liquidation or dissolution of the Company; or
(v) there is consummated a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which is owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
(i) “Class A Shares” means the Class A ordinary shares of the Company, $0.0001 par value per share.
(j) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.
(k) “Committee” means the Compensation Committee of the Board (or any successor committee) or such other committee as designated by the Board to administer the Plan under Section 6.
(l) “Common Share” means the Class A Shares, or such other class or kind of shares or other securities as may be applicable under Section 16.
(m) “Company” means MoonLake Immunotherapeutics, a Cayman Islands exempted company, and except as utilized in the definition of Change in Control, any successor corporation.
(n) “Disability” has the meaning set forth in a written employment, offer, services or severance agreement or letter between the Participant and the Company or an Affiliate, or, if there is no such agreement or no such term is defined in such agreement, means the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. A determination of Disability shall be made by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances, and in this respect, Participants shall submit to an examination by a physician upon request by the Committee.
(o) “Dividend Equivalent” mean an amount payable in cash or Common Shares, as determined by the Committee, equal to the dividends that would have been paid to the Participant if the Common Share with respect to which the Dividend Equivalent relates had been owned by the Participant.
(p) “Effective Date” means the date on which the Plan takes effect, as defined pursuant to Section 4.
(q) “Eligible Person” means any current or prospective employee, officer, non-employee director or other service provider of the Company or any of its Subsidiaries; provided however that Incentive Stock Options may only be granted to employees of the Company or any of its “subsidiary corporations” within the meaning of Section 424 of the Code.
(r) “Fair Market Value” means as of any date, the value of a Common Share determined as follows: (i) if the Common Share is listed on any established stock exchange, system or market, its Fair Market Value shall be the closing price for the Common Share as quoted on such exchange, system or market as reported in the Wall Street Journal or such other source as the Committee deems reliable (or, if no sale of Common Share is reported for such date, on the next preceding date on which any sale shall have been reported); and (ii) in the absence of an established market for the Common Share, the Fair Market Value thereof shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method, taking into account factors consistent with Treas. Reg. § 409A-1(b)(5)(iv)(B) as the Committee deems appropriate.

(s) “Incentive Bonus” means a bonus opportunity awarded under Section 12 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria established for a specified performance period as specified in the Award Agreement.
(t) “Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
(u) “Nonqualified Stock Option” means an Option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
(v) “Option” means a right to purchase a number of Common Shares at such exercise price, at such times and on such other terms and conditions as are specified in or determined pursuant to an Award Agreement. Options granted pursuant to the Plan may be Incentive Stock Options or Nonqualified Stock Options.
(w) “Other Share-Based Award” means an Award granted to an Eligible Person under Section 11.
(x) “Participant” means any Eligible Person to whom Awards have been granted from time to time by the Committee and any authorized transferee of such individual.
(y) “Person” shall have the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 14(d) and 15(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.
(z) “Restricted Stock” means an Award or issuance of Common Shares the grant, issuance, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or engagement or performance conditions) and terms as the Committee deems appropriate.
(aa) “Restricted Stock Unit” means an Award denominated in units of Common Shares under which the issuance of Common Shares (or cash payment in lieu thereof) is subject to such conditions (including continued employment or engagement or performance conditions) and terms as the Committee deems appropriate.
(bb) “Separation from Service” or “Separates from Service” means a Termination of Employment that constitutes a “separation from service” within the meaning of Section 409A of the Code.
(cc) “Stock Appreciation Right” or “SAR” means a right granted that entitles the Participant to receive, in cash or Common Shares or a combination thereof, as determined by the Committee, value equal to the excess of (i) the Fair Market Value of a specified number of Common Shares at the time of exercise over (ii) the exercise price of the right, as established by the Committee on the date of grant.
(dd) “Subsidiary” means any business association (including a corporation or a partnership, other than the Company) in an unbroken chain of such associations beginning with the Company if each of the associations other than the last association in the unbroken chain owns equity interests (including shares or partnership interests) possessing 50% or more of the total combined voting power of all classes of equity interests in one of the other associations in such chain.
(ee) “Substitute Awards” means Awards granted or Common Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
(ff) “Termination of Employment” means ceasing to serve as an employee of the Company and its Subsidiaries or, with respect to a non-employee director or other service provider, ceasing to serve as such for the Company and its Subsidiaries, except that with respect to all or any Awards held by a Participant (i) the Committee may determine that a leave of absence or employment on a less than full-time basis is considered a “Termination of Employment,” (ii) the Committee may determine that a transition from employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a “Termination of Employment,” (iii) service as a member of the Board (or another capacity as a service provider) shall constitute continued employment with respect to Awards granted to a Participant while he or she served as an employee, (iv) service as an employee of the Company or a Subsidiary shall constitute continued employment with respect to Awards granted to a Participant while he or she served as a member of the Board or other service provider, and (v) the Committee may determine that a transition from employment with the Company or a Subsidiary to service to the Company or a Subsidiary other than as an employee shall constitute a “Termination of Employment”. The Committee shall determine whether any corporate transaction, such as a sale or spin-off of a division or Subsidiary that employs or engages a Participant, shall be deemed to result in a Termination of Employment with the Company and its Subsidiaries for purposes of any affected Participant’s Awards, and the Committee’s decision shall be final and binding.
3.	Eligibility
Any Eligible Person is eligible for selection by the Committee to receive an Award.
4	Effective Date and Termination of Plan
This Plan, as most recently amended and restated, was approved by the Board on April 17, 2026 and will become effective on the date it is approved by the shareholders of the Company (the “Effective Date”). The Plan shall remain available for the grant of Awards until the 10th anniversary of the Effective Date; provided, however, that Incentive Stock Options may not be granted under the Plan after the 10th anniversary of the date of the Board’s approval of the Plan. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted.
5.	Shares Subject to the Plan and to Awards
(a) Aggregate Limits. The aggregate number of Common Shares issuable under the Plan shall be equal to 9,353,948. The aggregate number of Common Shares available for grant under this Plan and the number of Common Shares subject to Awards outstanding at the time of any event described in Section 16 shall be subject to adjustment as provided in Section 16. The Common Shares issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.
(b) Issuance of Shares. For purposes of Section 5(a), the aggregate number of Common Shares issued under this Plan at any time shall equal only the number of Common Shares actually issued upon exercise or settlement of an Award. Common Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Common Shares subject to Awards settled in cash shall not count as Common Shares issued under this Plan. The aggregate number of shares available for issuance under this Plan at any time shall not be reduced by (i) shares subject to Awards that have been terminated, expired unexercised, forfeited or settled in cash or (ii) shares subject to Awards that otherwise do not result in the issuance of shares in connection with payment or settlement thereof. Notwithstanding the foregoing, shares subject to an Award granted under this Plan may not again be made available for issuance under this Plan if such shares are: (x) shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (y) shares that have been delivered (either actually or by attestation) to, or retained or withheld by, the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award, or (z) shares that have been repurchased on the open market with the proceeds of an Option exercise.
(c) Substitute Awards. Substitute Awards shall not reduce the Common Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of Common Share of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Common Shares authorized for issuance under the Plan; provided that, Awards using such available shares (i) shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, (ii) shall only be made to individuals who were employees of such acquired or combined company before such acquisition or combination, and (iii) shall comply with the requirements of any stock exchange or market or quotation system on which the Common Share is traded, listed or quoted.
(d) Tax Code Limits. The aggregate number of Common Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall be equal to 9,353,948, which number shall be calculated and adjusted pursuant to Section 16 only to the extent that such calculation or adjustment will not affect the status of any Option intended to qualify as an Incentive Stock Option under Section 422 of the Code.
(e) Limits on Non-Employee Director Compensation. The aggregate dollar value of equity-based (based on the grant date Fair Market Value of equity-based Awards) and cash compensation granted under this Plan or otherwise during any calendar year to any non-employee director shall not exceed $750,000; provided, however, that in the calendar year in which a non-employee director first joins the Board or during any calendar year in which a non-employee director is designated as Chairperson of the Board or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation granted to the non-employee director may be up to $1,000,000.
(f) Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one (1) year anniversary of the date of grant except (i) with respect to an Award that is granted in connection with a merger or other acquisition as a substitute or replacement award for awards held by grantees of the acquired business and (ii) with respect to an Award granted to a non-employee director that vests on the earlier of the one-year anniversary of the date of grant and the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting; provided, that up to 5% of the aggregate number of Shares authorized for issuance under this Plan (as described in Section 5(a)) may be issued pursuant to Awards subject to any, or no, vesting conditions, as the Committee determines appropriate; and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability, or a Change in Control, in the terms of the Award or otherwise.
6.	Administration of the Plan
(a) Administrator of the Plan. The Plan shall be administered by the Committee. Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Act. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. To the maximum extent permissible under applicable law, the Committee (or any successor) may by resolution delegate any or all of its authority to one or more subcommittees composed of one or more directors and/or officers of the Company, and any such subcommittee shall be treated as the Committee for all purposes under this Plan. Notwithstanding the foregoing, if the Board or the Committee (or any successor) delegates to a subcommittee comprised of one or more officers of the Company (who are not also directors) the authority to grant Awards, the resolution so authorizing such subcommittee shall specify the total number of Common Shares such subcommittee may award pursuant to such delegated authority, and no such subcommittee shall designate any officer serving thereon or any officer (within the meaning of Section 16 of the Act) or non-employee director of the Company as a recipient of any Awards granted under such delegated authority. The Committee may further designate and delegate to one or more additional officers or employees of the Company or any Subsidiary, and/or one or more agents, authority to assist the Committee in any or all aspects of the day-to-day administration of the Plan and/or of Awards granted under the Plan.
(b) Powers of Committee. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including:
(i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;
(ii) to determine which Persons are Eligible Persons, to which of such Eligible Persons, if any, Awards shall be granted hereunder and the timing of any such Awards;
(iii) to prescribe and amend the terms of the Award Agreements, to grant Awards and determine the terms and conditions thereof;
(iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, retention, vesting, exercisability or settlement of any Award;
(v) to prescribe and amend the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan;
(vi) to determine the extent to which adjustments are required pursuant to Section 16;

(vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Committee, in good faith, determines that it is appropriate to do so;
(viii) to approve corrections in the documentation or administration of any Award;
(ix) to make all other determinations deemed necessary or advisable for the administration of this Plan; and
(x) to adopt such procedures and sub-plans as are necessary or appropriate (A) to permit or facilitate participation in this Plan by persons eligible to receive Awards under this Plan who are not citizens of or subject to taxation by, or who are employed outside, the United States or (B) to allow Awards to qualify for special tax treatment in a jurisdiction other than the United States. Committee approval will not be necessary for immaterial modifications to this Plan or any Award Agreement that are required for compliance with the laws of the relevant jurisdiction.
Notwithstanding anything in this Plan to the contrary, the Committee shall exercise its discretion in a manner that causes Awards to be compliant with or exempt from the requirements of Section 409A of the Code. Without limiting the foregoing, unless expressly agreed to in writing by the Participant holding an Award that is “deferred compensation” under Section 409A of the Code, the Committee shall not take any action with respect to any Award which constitutes (x) a modification of a stock right within the meaning of Treas. Reg. § 1.409A-1(b)(5)(v)(B) so as to constitute the grant of a new stock right, (y) an extension of a stock right, including the addition of a feature for the deferral of compensation within the meaning of Treas. Reg. § 1.409A-1 (b)(5)(v)(C), or (z) an impermissible acceleration of a payment date or a subsequent deferral of a stock right subject to Section 409A of the Code within the meaning of Treas. Reg. § 1.409A-1(b)(5)(v)(E).
The Committee may, in its sole and absolute discretion, without amendment to the Plan but subject to the limitations otherwise set forth in Section 20, waive or amend the operation of Plan provisions respecting exercise after Termination of Employment. The Committee or any member thereof may, in its sole and absolute discretion, except as otherwise provided in Section 20, waive, settle or adjust any of the terms of any Award so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of an applicable stock exchange, disruption of communications or natural catastrophe).
(c) Determinations by the Committee. All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of, or operation of, any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations, including the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select. Members of the Board and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for as a result of gross negligence or willful misconduct in the performance of their duties.
(d) Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Committee so directs, be implemented by the Company issuing any subject Common Shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the Common Shares to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.
7.	Plan Awards
(a) Terms Set Forth in Award Agreement. Awards may be granted to Eligible Persons as determined by the Committee at any time and from time to time prior to the termination of the Plan. The terms and conditions of each Award shall be set forth in an Award Agreement in a form approved by the Committee for such Award, which Award Agreement may contain such terms and conditions as specified from time to time by the Committee, provided such terms and conditions do not conflict with the Plan. The Award Agreement for any Award (other than Restricted Stock Awards) shall include the time or times at or within which and the consideration, if any, for which any Common Shares or cash, as applicable, may be acquired from the Company. The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Agreements may vary.
(b) Termination of Employment. Subject to the express provisions of the Plan, the Committee shall specify before, at, or after the time of grant of an Award the provisions governing the effect(s) upon an Award of a Participant’s Termination of Employment.
(c) Rights of a Shareholder. A Participant shall have no rights as a shareholder with respect to Common Shares covered by an Award (including voting rights) until the date the Participant becomes the holder of record of such Common Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Sections 10(b), 11(b) or 16 of this Plan or as otherwise provided by the Committee.
8.	Options
(a) Grant, Term and Price. The grant, issuance, retention, vesting and/or settlement of any Option shall occur at such time and be subject to such terms and conditions as determined by the Committee or under criteria established by the Committee, which may include conditions based on continued employment or engagement, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. The term of an Option shall in no event be greater than 10 years; provided, however, the term of an Option (other than an Incentive Stock Option) shall be automatically extended if, at the time of its scheduled expiration, the Participant holding such Option is prohibited by law or the Company’s insider trading policy from exercising the Option, which extension shall expire on the 30th day following the date such prohibition no longer applies. The Committee will establish the price at which Common Shares may be purchased upon exercise of an Option, which in no event will be less than the Fair Market Value of such shares on the date of grant; provided, however, that the exercise price per Common Share with respect to an Option that is granted as a Substitute Award may be less than the Fair Market Value of the Common Shares on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition that satisfies the requirements of (i) Section 409A of the Code, if such options held by such optionees are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code, and (ii) Section 424(a) of the Code, if such options held by such optionees are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. The exercise price of any Option may be paid in cash or such other method as determined by the Committee, including an irrevocable commitment by a broker to pay over such amount from a sale of the Common Shares issuable under an Option, the delivery of previously owned Common Shares or withholding of Common Shares deliverable upon exercise.
(b) No Repricing without Shareholder Approval. Other than in connection with a change in the Company’s capitalization (as described in Section 16), the Committee shall not, without shareholder approval, reduce the exercise price of a previously awarded Option, and at any time when the exercise price of a previously awarded Option is above the Fair Market Value of a Common Share, the Committee shall not, without shareholder approval, cancel and re-grant or exchange such Option for cash or a new Award with a lower (or no) exercise price.
(c) No Reload Grants. Options shall not be granted under the Plan in consideration for, and shall not be conditioned upon the delivery of, Common Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.
(d) Incentive Stock Options. Notwithstanding anything to the contrary in this Section 8, in the case of the grant of an Incentive Stock Option, if the Participant owns shares possessing more than 10% of the combined voting power of all classes of shares of the Company, the exercise price of such Option must be at least 110% of the Fair Market Value of the Common Shares on the date of grant and the Option must expire within a period of not more than five years from the date of grant. Notwithstanding anything in this Section 8 to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (i) the aggregate Fair Market Value of the Common Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (ii) such Options otherwise remain exercisable but are not exercised within three months (or such other period of time provided in Section 422 of the Code) of separation of service (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder).

(e) No Shareholder Rights. Participants shall have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of an Option or any Common Shares subject to an Option until the Participant has become the holder of record of such shares.
9.	Stock Appreciation Rights
(a) General Terms. The grant, issuance, retention, vesting and/or settlement of any Stock Appreciation Right shall occur at such time and be subject to such terms and conditions as determined by the Committee or under criteria established by the Committee, which may include conditions based on continued employment or engagement, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of Options granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”). Upon exercise of a tandem SAR as to some or all of the shares covered by the grant, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise. Conversely, if the related Option is exercised as to some or all of the shares covered by the grant, the related tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the Option exercise. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option, provided that the Fair Market Value of Common Share on the date of the SAR’s grant is not greater than the exercise price of the related Option. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 8 and all tandem SARs shall have the same exercise price as the Option to which they relate. Subject to the provisions of Section 8 and the immediately preceding sentence, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Common Share, cash, Restricted Stock or a combination thereof, as determined by the Committee and set forth in the applicable Award Agreement.
(b) No Repricing without Shareholder Approval. Other than in connection with a change in the Company’s capitalization (as described in Section 16), the Committee shall not, without shareholder approval, reduce the exercise price of a previously awarded Stock Appreciation Right, and at any time when the exercise price of a previously awarded Stock Appreciation Right is above the Fair Market Value of a Common Share, the Committee shall not, without shareholder approval, cancel and re-grant or exchange such Stock Appreciation Right for cash or a new Award with a lower (or no) exercise price.
(c) No Shareholder Rights. Participants shall have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of an Award of Stock Appreciation Rights or any Common Shares subject to an Award of Stock Appreciation Rights until the Participant has become the holder of record of such shares.
10.	Restricted Stock and Restricted Stock Units
(a) Vesting and Performance Criteria. The grant, issuance, vesting and/or settlement of any Award of Restricted Stock or Restricted Stock Units shall occur at such time and be subject to such terms and conditions as determined by the Committee or under criteria established by the Committee, which may include conditions based on continued employment or engagement, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. In addition, the Committee shall have the right to grant Restricted Stock or Restricted Stock Unit Awards as the form of payment for grants or rights earned or due under other shareholder-approved compensation plans or arrangements of the Company.
(b) Dividends and Distributions. Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those Common Shares, unless determined otherwise by the Committee. The Committee will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and/or subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Shares underlying Restricted Stock Units shall be entitled to dividends or distributions only to the extent provided by the Committee. Notwithstanding anything herein to the contrary, in no event will dividends or Dividend Equivalents be paid during the performance period with respect to unearned

Awards of Restricted Stock or Restricted Stock Units that are subject to performance-based vesting criteria. Dividends or Dividend Equivalents accrued on such shares shall become payable no earlier than the date the performance-based vesting criteria have been achieved and the underlying shares of Restricted Stock or Restricted Stock Units have been earned.
11.	Other Share-Based Awards
(a) General Terms. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Other Share-Based Awards. Common Shares delivered pursuant to an Other Share-Based Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Common Shares, other Awards, or other property, as the Committee shall determine.
(b) Dividends and Distributions. Shares underlying Other Share-Based Awards shall be entitled to dividends or distributions only to the extent provided by the Committee. Notwithstanding anything herein to the contrary, in no event will dividends or Dividend Equivalents be paid during the performance period with respect to unearned Other Share-Based Awards that are subject to performance-based vesting criteria. Dividends or Dividend Equivalents accrued on such shares shall become payable no earlier than the date the performance-based vesting criteria have been achieved and the shares underlying the Other Share-Based Award have been earned.
12.	Incentive Bonuses
(a) Performance Criteria. The Committee shall establish the performance criteria and level of achievement versus such criteria that shall determine the amount payable under an Incentive Bonus, which may include a target, threshold and/or maximum amount payable and any formula for determining such achievement, and which criteria may be based on performance conditions.
(b) Timing and Form of Payment. The Committee shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in Common Share, as determined by the Committee.
(c) Discretionary Adjustments. Notwithstanding satisfaction of any performance goals and, the amount paid under an Incentive Bonus on account of either financial performance or personal performance evaluations may be adjusted by the Committee on the basis of such further considerations as the Committee shall determine.
13.	Performance Awards
The Committee may establish performance criteria and level of achievement versus such criteria that shall determine the number of Common Shares, Restricted Stock Units, or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award (any such Award, a “Performance Award”). A Performance Award may be identified as “Performance Share,” “Performance Equity,” “Performance Unit” or other such term as chosen by the Committee.
14.	Deferral of Payment
The Committee may, in an Award Agreement or otherwise, provide for the deferred delivery of Common Shares or cash upon settlement, vesting or other events with respect to Restricted Stock Units, Other Share-Based Awards or in payment or satisfaction of an Incentive Bonus. Notwithstanding anything herein to the contrary, in no event will any election to defer the delivery of Common Shares or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code. The Company, any Subsidiary or Affiliate which is in existence or hereafter comes into existence, the Board and the Committee shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board or the Committee.
15.	Conditions and Restrictions Upon Securities Subject to Awards
The Committee may provide that the Common Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Common Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Common Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Common Shares issued under an Award, including (a) restrictions under an insider trading policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and holders of other Company equity compensation arrangements, (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (d) provisions requiring Common Shares be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.
16.	Adjustment of and Changes in the Shares
(a) The number and kind of Common Shares available for issuance under this Plan (including under any Awards then outstanding), and the number and kind of Common Shares subject to the limits set forth in Section 5, shall be equitably adjusted by the Committee to reflect any reorganization, reclassification, combination of shares, share split, reverse share split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of Common Shares outstanding. Such adjustment may be designed to comply with Section 424 of the Code or may be designed to treat the Common Shares available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such Common Shares to reflect a deemed reinvestment in Common Shares of the amount distributed to the Company’s securityholders. The terms of any outstanding Award shall also be equitably adjusted by the Committee as to price, number or kind of Common Shares subject to such Award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards. No fractional Common Shares shall be issued or issuable pursuant to such an adjustment.
(b) Subject to Section 16(c), in the event there shall be any other change in the number or kind of outstanding Common Shares, or any shares or other securities into which such Common Shares shall have been changed, or for which it shall have been exchanged, by reason of a Change in Control, other merger, consolidation or otherwise, then the Committee shall determine the appropriate and equitable adjustment to be effected, which adjustments need not be uniform between different Awards or different types of Awards. In addition, in the event of such change described in this paragraph, the Committee may accelerate the time or times at which any Award may be exercised, consistent with and as otherwise permitted under Section 409A of the Code, and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Committee in its sole discretion.
(c) In the event of a Change in Control, immediately prior to the Change in Control, all Awards shall be treated as follows effective immediately prior to the Change in Control: (A) in the case of an Option or Stock Appreciation Right, the Participant shall have the ability to exercise such Option or Stock Appreciation Right, including any portion of the Option or Stock Appreciation Right not previously exercisable, (B) in the case of any Award the vesting of which is in whole or in part subject to performance criteria or an Incentive Bonus, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse and the Participant shall have the right to receive a payment based on the greater of target level achievement or actual performance through the date of the Change in Control, and (C) in the case of outstanding Restricted Stock, Restricted Stock Units or Other Share-Based Awards (other than those referenced in subsection (B)), all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse. In no event shall any action be taken pursuant to this Section 16(c) that would change the payment or settlement date of an Award in a manner that would result in the imposition of any additional taxes or penalties pursuant to Section 409A of the Code.
(d) Notwithstanding anything in this Section 16 to the contrary, in the event of a Change in Control, the Committee may provide for, following the application of the treatment set forth in Section 16(c), the cancellation and cash settlement of all outstanding Awards upon such Change in Control.
(e) Notwithstanding anything in this Section 16 to the contrary, an adjustment to an Option or Stock Appreciation Right under this Section 16 shall be made in a manner that will not result in the grant of a new Option or Stock Appreciation Right under Section 409A of the Code.

17.	Transferability
Each Award may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, (a) outstanding Options may be exercised following the Participant’s death by the Participant’s beneficiaries or as permitted by the Committee and (b) a Participant may transfer or assign an Award as a gift to an entity wholly owned by such Participant (an “Assignee Entity”), provided that such Assignee Entity shall be entitled to exercise assigned Options and Stock Appreciation Rights only during the lifetime of the assigning Participant (or following the assigning Participant’s death, by the Participant’s beneficiaries or as otherwise permitted by the Committee) and provided further that such Assignee Entity shall not further sell, pledge, transfer, assign or otherwise alienate or hypothecate such Award.
18.	Compliance with Laws and Regulations
(a) This Plan, the grant, issuance, vesting, exercise and settlement of Awards hereunder, and the obligation of the Company to sell, issue or deliver Common Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver Common Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Common Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Common Share shall be issued and/or transferable under any other Award unless a registration statement with respect to the Common Share underlying such Option is effective and current or the Company has determined, in its sole and absolute discretion, that such registration is unnecessary.
(b) In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.
19.	Withholding
To the extent required by applicable federal, state, local or foreign law, the Committee may, and/or a Participant shall, make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Award or the issuance or sale of any Common Shares. The Company shall not be required to recognize any Participant rights under an Award, to issue Common Shares or to recognize the disposition of such Common Shares until such obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by the Company withholding cash from any compensation otherwise payable to or for the benefit of a Participant, the Company withholding a portion of the Common Shares that otherwise would be issued to a Participant under such Award or any other Award held by the Participant, or by the Participant tendering to the Company cash or, if allowed by the Committee, Common Shares.
20.	Amendment of the Plan or Awards
The Board may amend, alter or discontinue this Plan, and the Committee may amend or alter any Award Agreement or other document evidencing an Award made under this Plan; however, except as provided pursuant to the provisions of Section 16, no such amendment shall, without the approval of the shareholders of the Company:
(a) increase the maximum number of Common Shares for which Awards may be granted under this Plan;
(b) reduce the price at which Options may be granted below the price provided for in Section 8(a);
(c) reprice outstanding Options or SARs as described in Sections 8(b) and 9(b);

(d) extend the term of this Plan;
(e) change the class of Persons eligible to be Participants;
(f) increase the individual maximum limits in Section 5(e); or
(g) otherwise amend the Plan in any manner requiring shareholder approval by law or the rules of any stock exchange or market or quotation system on which the Common Share is traded, listed or quoted.
No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would materially impair the rights of the holder of an Award without such holder’s consent; provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of, or avoid adverse financial accounting consequences under, any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.
21.	No Liability of Company
The Company, any Subsidiary or Affiliate which is in existence or hereafter comes into existence, the Board and the Committee shall not be liable to a Participant or any other person as to: (a) the non-issuance or sale of Common Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, vesting, exercise or settlement of any Award granted hereunder.
22.	Non-Exclusivity of Plan
Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including the granting of Restricted Stock or Options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
23.	Governing Law
This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the Cayman Islands (without regard to its choice of law provisions). Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.
24.	No Right to Employment, Reelection or Continued Service
Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its Affiliates to terminate any Participant’s employment, service on the Board or service at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its Affiliates. Subject to Sections 4 and 20, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its Affiliates.
25.	Specified Employee Delay
To the extent any payment under this Plan is considered deferred compensation subject to the restrictions contained in Section 409A of the Code, such payment may not be made to a specified employee (as determined in accordance with a uniform policy adopted by the Company with respect to all arrangements subject to Section 409A of the Code) upon Separation from Service before the date that is six months after the specified employee’s Separation form Service (or, if earlier, the specified employee’s death). Any payment that would otherwise be made during this period of delay shall be accumulated and paid on the sixth month plus one day following the specified employee’s Separation from Service (or, if earlier, as soon as administratively practicable after the specified employee’s death).

26.	No Liability of Committee Members
No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such Person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such Person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s Certificate of Incorporation and Bylaws (as each may be amended from time to time), as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
27.	Severability
If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
28.	Unfunded Plan
The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Committee or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.
29.	Clawback/Recoupment
Awards granted under this Plan will be subject to recoupment in accordance with any clawback policy that the Company adopts or is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including a reacquisition right in respect of previously acquired Common Shares or other cash or property upon the occurrence of misconduct. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between any Participant and the Company.
30.	Interpretation
Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference and shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and where appropriate, the plural shall include the singular and the singular shall include the plural. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. MOONLAKE IMMUNOTHERAPEUTICS DORFSTRASSE 29 ZUG, SWITZERLAND 6300 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 3, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 3, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. V90797-P50459 For Against Abstain For Withhold ! ! ! ! ! ! ! ! ! MOONLAKE IMMUNOTHERAPEUTICS The Board of Directors recommends you vote FOR the following nominee: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. The Board of Directors recommends you vote FOR Proposals 2, 3 and 4: 2. Ratification, by ordinary resolution, of the selection of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. 3. Approval of, on a non-binding, advisory basis, the compensation of the Company's named executive officers. 4. Approval of an amendment and restatement of the Company's 2022 Equity Incentive Plan. NOTE: Such other business as may properly come before the meeting or any adjournments or postponements thereof. 1. Election of the Class I director nominee to serve until the 2029 Annual General Meeting of Shareholders and until his successor is duly elected and qualified. Nominee: 1a. Spike Loy ! ! SCAN TO VIEW MATERIALS & VOTE w

V90798-P50459 MOONLAKE IMMUNOTHERAPEUTICS 2026 Annual General Meeting of Shareholders June 4, 2026 8:00 AM Eastern Time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Dr. Jorge Santos da Silva, Dr. Kristian Reich and Matthias Bodenstedt, or any of them, as proxies and attorneys-in-fact, each with the power to act without the others and with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this card, all of the Class A ordinary shares of MOONLAKE IMMUNOTHERAPEUTICS that the shareholder(s) is/are entitled to vote at the 2026 Annual General Meeting of Shareholders to be held at the offices of Gibson, Dunn & Crutcher LLP, located at 200 Park Avenue, New York, New York 10166 on Thursday, June 4, 2026 at 8:00 a.m. Eastern Time, and at any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made but the card is signed, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournments or postponements thereof. In the event that the nominee named on the reverse side of this card is unavailable for election or unable to serve, the Class A ordinary shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors. Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be Held on June 4, 2026: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com. Continued and to be signed on reverse side